Exhibit 4.2

EXECUTION VERSION

INDENTURE

Dated as of March 8, 2011

among

UNITED REFINING COMPANY

as Company,

the Subsidiary Guarantors named herein,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee and Collateral Agent

10.500% First Priority Senior Secured Notes due 2018, Series A

10.500% First Priority Senior Secured Notes due 2018, Series B

Signatures     S-1

Exhibit A	– Form of Series A Security
Exhibit B	– Form of Series B Security
Exhibit C	– Form of Legend for Global Securities
Exhibit D	– Transfer Certificate
Exhibit E	– Transferee Certificate for Institutional Accredited Investors
Exhibit F	– Transferee Certificate for Regulation S Transfers
Exhibit G	– Form of Intercreditor Agreement
Exhibit H	– Form of Mortgage

Exhibit I	– Form of Security Agreement

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

v

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314(a)	4.08; 4.10
(b)	1.01(ooo)
(c)(1)	4.08; 1.01(oooooo)
(c)(2)	1.01(pppppp)
(c)(3)	4.08
(d)	1.01(kkkkkk)
(e)	12.05
(f)	N.A.
315(a)	1.01(oooo)
(b)	7.05; 12.02
(c)	1.01(nnnn)
(d)	6.05; 1.01(pppp)
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(c)	12.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE dated as of March 8, 2011, among United Refining Company (the “Company”), the Subsidiary Guarantors signatory hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

The Company has duly authorized the creation of an issue of (i) 10.500% First Priority Senior Secured Notes due 2018, Series A, and (ii) 10.500% First Priority Senior Secured Notes due 2018, Series B, to be issued in exchange for the 10.500% First Priority Senior Secured Notes due 2018, Series A, pursuant to the Registration Rights Agreement and, to provide therefor, the Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, and the Guarantees the valid joint and several obligations of the Company and the Subsidiary Guarantors, respectively, and to make this Indenture a valid and binding agreement of the Company and each of the Subsidiary Guarantors, have been done.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Acquired Indebtedness” means (a) with respect to any Person that becomes a direct or indirect Subsidiary of the Company after the date of this Indenture, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company and (b) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of an asset from another Person that was not incurred by such other Person in connection with, or in contemplation of, such acquisition.

“Additional Assets” means:

(1) any property, plant, equipment or other long-term tangible assets used in a Related Business;

(2) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary.

“Additional Securities” means any additional securities having terms and conditions identical in all respects to the Series A Securities or the Series B Securities, as the case may be, except for the issue date, the issue price and, in some cases, the initial interest payment date.

“Affiliate” of any Person means any Person (i) which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of the referent Person, (iii) of which 10% or more of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held by the referent Person or (iv) with respect to an individual, who is an immediate family member of such Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; notwithstanding the foregoing, a Person shall not be deemed to be an affiliate of the referent Person solely as a result of the referent Person owning Voting Stock of such Person.

“Affiliate Securities” has the meaning ascribed to such term in Section 1.01(m).

“Asphalt Agreements” means the Asphalt Purchase and Sale Agreement and Asphalt Product Throughput and Terminal Services Agreement between United Refining Company and United Refining Asphalt, Inc., dated as of January 14, 2011, as in effect on the Issue Date.

“Affiliate Transaction” has the meaning ascribed to such term in Section 4.12.

“Asset Sale” means an Event of Loss or any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than the Company or any of its Subsidiaries (including, without limitation, by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), directly or indirectly, in one transaction or a series of related transactions, of (a) any Capital Stock of any Subsidiary or (b) any other properties or assets of the Company or any of its Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, inventory or other properties or assets in the ordinary course of business. For the purposes of this definition, the term “Asset Sale” shall not include any of the following: (i) any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions described under Section 5.01; (ii) any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under Section 4.03; (iii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company’s reasonable judgment, are either no longer used or useful in the business of the Company or its Subsidiaries; (iv) any Sale and Leaseback Transactions not to exceed $5.0 million outstanding at anytime; and (v) any transfers that, but for this clause (v), would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the properties or assets transferred in such transaction or any such series of related transactions does not exceed $1,000,000.

“Attributable Indebtedness” of any Person, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, property subject to such Sale and Leaseback Transaction and the present value (discounted at a rate equivalent to the Company’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11, U.S. Code or foreign law for the relief of debtors.

“Board Resolution” means a duly adopted resolution of the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

“Capital Expenditures” means, for any Person for any period, the additions to property, plant and equipment and other capital expenditures (including acquisitions) of such Person and its Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (including without limitation common stock, preferred stock and partnership interests) of such Person.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (i) marketable obligations with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper maturing no more than 180 days from the date of creation thereof issued by a Person that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; and (v) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

“Change of Control” means the occurrence of any of the following: (i) the consummation of any transaction the result of which is (x) if such transaction occurs prior to the first sale of the Common Equity of the Company pursuant to a registration statement under the Securities Act that results in at least 20% of the then outstanding shares of the Common Equity of the Company having been sold to the public, that Permitted Holders beneficially own less than, directly or indirectly, 51% of the Common Equity of the Company, and (y) if such transaction occurs thereafter, that any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than Permitted Holders) owns, directly or indirectly, a majority of the Common Equity of the Company, (ii) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company’s assets or the assets of Company and its Subsidiaries taken as a whole to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company, as the case may be, is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person and the beneficial owners of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee Person immediately after such transaction, (iii) the Company, either individually or in conjunction with one or more Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than the Company or a Wholly Owned Subsidiary), (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by either (A) a vote of two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (B) a Permitted Holder) cease for any reason to constitute a majority of the Board of Directors of the Company then in office or

(v) the Company, either in one transaction or a series of related transactions, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets comprising the Refinery.

“Change of Control Offer” has the meaning ascribed to that term in Section 4.21.

“Change of Control Purchase Date” has the meaning ascribed to that term in Section 4.21.

“Change of Control Purchase Notice” has the meaning ascribed to that term in Section 1.01(fff).

“Change of Control Purchase Price” has the meaning ascribed to that term in Section 4.21.

“Collateral Account” means a deposit account or securities account to be established by the Company and registered in the name of the Collateral Agent to hold proceeds of any Asset Sale with respect to Notes Collateral, which deposit account or securities account will be subject to a first-priority lien, pursuant to the Security Agreement, in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Notes Secured Parties, and must at all times be under the “control” (as defined in the New York Uniform Commercial Code) of the Collateral Agent.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Agent under the Collateral Documents and this Indenture, together with its successors in such capacity.

“Collateral Documents” means the Security Agreement, the Mortgage and any other agreement, document or instrument pursuant to which a Lien is granted by the Company or a Subsidiary Guarantor to secure any Secured Obligations or under which rights or remedies with respect to any such Lien are governed.

“Collateral Requirement” shall mean the requirement that:

(1) on the Issue Date, the Collateral Agent shall have received from the Company, a counterpart of the Security Agreement duly executed and delivered on behalf of the Company;

(2) except as otherwise contemplated by any Collateral Document, on the Issue Date, all documents and instruments (other than control agreements in respect of Collateral Accounts which shall be executed and delivered to the Collateral Agent prior to or concurrently with the occurrence of an Asset Sale of any portion of the Notes Collateral), including Uniform Commercial Code financing statements and all other actions required by the Collateral Documents (including delivery of certificates representing pledged equity interests), by law or reasonably requested by the Collateral Agent to be filed, registered or recorded (in the case of documents and instruments) or to be taken (in the case of actions) to create the Liens intended to be created by the Collateral Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents, shall have been taken, filed, registered or recorded, or delivered for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Collateral Document or such later time as required thereby;

(3) on the Issue Date, the Company shall have delivered or caused to be delivered to the Collateral Agent, (a) as mortgagee, for the benefit of itself and the Notes Secured Parties, a fully executed Mortgage, substantially in the form of Exhibit H attached hereto, duly executed by the Company, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary to create a valid, and upon recordation of the Mortgage, perfected Lien, subject to Permitted Liens, against the Refinery and (b) an opinion of counsel (subject to customary assumptions and qualifications) that the Mortgage has been duly authorized, executed and delivered by the Company, constitutes a valid, binding and enforceable obligation of the Company and creates a valid, perfected Lien in the Refinery;

(4) the Company uses commercially reasonable efforts to deliver within 90 days of the Issue Date, or as soon as practical thereafter using commercially reasonable efforts, to the Collateral Agent, a mortgagee’s title insurance policy in favor of the Collateral Agent in an amount equal to $50 million, insuring that the Mortgage constitutes a valid Lien against the Refinery free and clear of all Liens other than Permitted Liens, without a standard survey exception or other exceptions to title (other than Permitted Liens) and containing affirmative title endorsements that are standard in the Commonwealth of Pennsylvania accompanied by evidence of the payment in full of all premiums thereon. Notwithstanding the foregoing, the title insurance policy shall include only those endorsements that the Company is able to obtain at commercially reasonable rates, provided however, a zoning report issued by the Planning and Zoning Resource Corporation may be delivered in lieu of a zoning endorsement and in no event shall the Company be required to provide a creditor’s rights endorsement; and

(5) after the Issue Date, the Collateral Agent shall have received (i) such other Collateral Documents as may be required to be delivered pursuant to Sections 4.16, 1.01(xx) or 4.23, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Sections 4.16, 1.01(xx) or 4.23.

“Commission” means the Securities and Exchange Commission.

“Common Equity” of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors or managing directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, members, managers or others that control the management and policies of such Person.

“Consolidated Amortization Expense” of any Person for any period means the amortization expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

“Consolidated Change in Working Capital” means, for any period, the aggregate amount of cash provided by (used in) working capital items as (or as should be) set forth in the Company’s consolidated statement of cash flows for such period prepared in accordance with GAAP.

“Consolidated Depreciation Expense” of any Person for any period means the depreciation expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person’s four full fiscal quarters immediately preceding the determination date, to (ii) the aggregate Fixed Charges of such Person for such four fiscal quarters. In making such computations, (i) EBITDA and Fixed Charges shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred or the Disqualified Capital Stock to be issued (and all other Indebtedness incurred or Disqualified Capital Stock issued after the first day of such period of four full fiscal quarters referred to in the covenant described in Section 1.01(ss) through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Capital Stock), including the refinancing of other Indebtedness, had been incurred on the first day of such four quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Subsidiary of any properties or assets outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of the Company or any Subsidiary prior to the stated maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four quarter period; (ii) the Fixed Charges attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with the covenant described in Section 1.01(ss) and (A)

bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate; (iii) the Fixed Charges attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with the covenant described in Section 1.01(ss) shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility; (iv) notwithstanding the foregoing clauses (ii) and (iii), interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and (v) if after the first day of the applicable four quarter period the Company has permanently retired any Indebtedness, Fixed Charges shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

“Consolidated Income Tax Expense” means, for any Person for any period, the provision for taxes based on income and profits of such Person and its Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income of such Person for such period.

“Consolidated Interest Expense” means, without duplication, with respect to any Person for any period, the sum of the interest expense on all Indebtedness of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation, (i) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, (iii) the net costs associated with Hedging Obligations related to Indebtedness, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligations, (vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest, (ix) all interest payable with respect to discontinued operations, and (x) all interest on any Indebtedness of any other Person guaranteed by the referent Person or any of its Subsidiaries.

“Consolidated Net Income” of any Person for any period means the net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication, (i) the net income (or loss) of any Person (other than a Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by the referent Person or any of its Wholly-Owned Subsidiaries in the form of cash dividends during such period; (ii) except to the extent includible in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Subsidiaries; (iii) the net income of any Subsidiary of the referent Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period; (iv) any gain (but not loss), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of its Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Subsidiaries or (b) any Asset Sale by the referent Person or any of its Subsidiaries; (v) any extraordinary gain (but not extraordinary loss), together with any related provision for taxes on any such extraordinary gain, realized by the referent Person or any of its Subsidiaries during such period; (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and (vii) for purposes of any calculation under Section 1.01(qq)(iii), (x) any gain, together with any related provision for taxes on any such gain, from insurance, litigation or otherwise related to the rupture that occurred in Line 6B pipeline on Enbridge’s Lakehead system in Michigan on July 26, 2010 and (y) any reduction in Consolidated Income Tax Expense attributable to periods ending on or prior to November 30, 2010; and provided, further, that any net income referred to in clause (iii) above that is received in cash by the referent Person or one of its Subsidiaries during such period shall be included in the consolidated net income of the referent Person.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the Issue Date is located at 525 William Penn Place, 38th Floor, Pittsburgh, PA 15259, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator, or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Depository” means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any Subsidiaries of the Company in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal executive officer and principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

“Discharge” means, with respect to the Secured Obligations: (a) payment in full in cash of the principal of and interest (including any Post-Petition Amounts in the nature of interest) on all Secured Obligations; (b) payment in full in cash of all other Secured Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any Post-Petition Amounts in the nature of fees, costs, expenses and other amounts); (c) termination or expiration of all Specified Hedging Obligations and of commitments, if any, to extend credit that would give rise to Secured Obligations; (d) termination or cash collateralization of all letters of credit the reimbursement or payment obligations in respect of which constitute Secured Obligations (any such cash collateralization to be in an amount and manner reasonably satisfactory to the Person to whom such obligation is owed, but in no event shall such amount be greater than 105% of the aggregate undrawn face amount of such letters of credit); and (e) adequate provision (as agreed to by the Person to whom such Secured Obligation is owed or otherwise determined by a court of competent jurisdiction) has been made for any contingent or unliquidated Secured Obligations held or owed to such Person and its Related Parties in respect of claims, causes of action or other monetary liabilities that have been asserted, or threatened in writing (and which would reasonably be expected to be asserted), against such Person and its Related Parties, and of which such Person shall have informed the Company in writing concurrently with the satisfaction of each of the requirements set forth in clauses (a) through (d) above.

“Disqualified Capital Stock” means any Capital Stock of such Person or any of its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the Final Maturity Date; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Indebtedness, shall not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

“EBITDA” means, with respect to any Person for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Income Tax Expense, (iii) Consolidated Amortization Expense (but only to the extent not included in Fixed Charges), (iv) Consolidated Depreciation Expense, (v) Fixed Charges, (vi) prepayment or make-whole payments incurred in connection with the repayment of Indebtedness on the date of this Indenture and (vii) all other non-cash items reducing the Consolidated Net Income (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) of such Person and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP (provided, however, that the amounts set forth in clauses (ii) through (vii) shall be included without duplication and only to the extent such amounts reduce Consolidated Net Income), less the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increase Consolidated Net Income.

“Environmental Law” means any federal, state or local laws, ordinances, rules or regulations relating to pollution or protection of the environment or to human health ( to the extent relating to exposure to Hazardous Materials), including those governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

“Environmental Liability” means liability (including liability for damages, remediation costs, fines and penalties) resulting from or based on (i) violation of any Environmental Law, (ii) the presence, release or threatened release of Hazardous Materials; and (iii) exposure to any Hazardous Materials (including personal injury or property damage).

“Equity Offering” means an offering or sale of Capital Stock (other than Disqualified Capital Stock) of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act or pursuant to an exemption from the registration requirements thereof.

“Event of Loss” means, with respect to any property or asset, any (i) loss or destruction of, or damage to, such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Excess Cash” means, as of any date of determination, the Company’s cash and cash equivalents minus the aggregate principal amount of the

Company’s outstanding borrowings under the Revolving Credit Facility, in each case, as (or as should be) set forth on the Company’s balance sheet as of such date of determination prepared in accordance with GAAP.

“Excess Cash Flow” means, for any fiscal period, an amount equal to:

(i) the Company’s EBITDA for such period (provided that any cash gain that would have been excluded from Consolidated Net Income pursuant to clause (v) of the definition thereof will be included in calculating EBITDA for this purpose); less

(ii) the sum of (a) the amount of the Company’s Capital Expenditures made in cash for such period to the extent financed with internally generated funds and (b) Investments in Unrestricted Subsidiaries to finance Capital Expenditures during such period; less

(iii) the amount of the Company’s Fixed Charges and any related financing fees paid in cash for such period; less

(iv) the aggregate amount of cash paid by the Company for all federal, state, local and foreign income taxes or pursuant to the Tax Sharing Agreement during such period; less

(v) the aggregate amount of scheduled payments of principal of long term Indebtedness (other than working capital Indebtedness and other than the Securities) made using internally generated funds; plus

(vi) Consolidated Change in Working Capital for such period.

“Excess Cash Flow Offer” has the meaning ascribed to that term in Section 1.01(kkk).

“Excess Cash Flow Offer Amount” means, with respect to any Excess Cash Flow Offer, an amount equal to (x) 50% of the Company’s Excess Cash Flow for the twelve month period ending February 28th (or in the case of a leap year, February 29th), immediately preceding such Offer Date minus (y) the principal amount of Securities, if any, purchased by the Company and retired during such period in open market transactions or pursuant to Article 3, in each case, with internally generated funds.

“Events of Default” has the meaning ascribed to that term in Section 6.01.

“Excess Proceeds” has the meaning ascribed to that term in Section 1.01(yy).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means, collectively, the assets and property described in the following clauses (1)-(8):

(1) RCF Collateral;

(2) any real property interests of the Company in convenience stores, gasoline stations or other stores owned, leased or otherwise held by the Company;

(3) the Pipeline and the New Pipeline;

(4) any other improvements, fixtures, pipeline, buildings, terminals, storage tanks, refining and other facilities, loading racks, rail spurs and loading facilities that are not necessary to operate the Refinery or are not located at the Refinery;

(5) all equipment not located on, at or about the Refinery Property, except that any such equipment used or useful in the operation of the Refinery which shall have been removed from the Refinery Property, either temporarily or permanently, for any reason, shall remain Notes Collateral;

(6) property and assets owned by the Company that are the subject of Permitted Liens described in clauses (vii), (viii) and (xiv) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits such property or asset from being Notes Collateral;

(7) Mineral Assets; and

(8) proceeds and products from any of the foregoing assets described in clauses (1)-(7) above.

“Existing Indebtedness” means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date other than Indebtedness described under clauses (i), (iv), (v) or (vi) of the definition of “Permitted Indebtedness.”

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company; provided that, solely for purposes of Section 4.17, the Company’s determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if applicable assets are Notes Collateral and their Fair Market Value exceeds $10.0 million.

“Final Maturity Date” means February 28, 2018.

“Fixed Charges” means, with respect to any Person for any period, the sum of (a) the Consolidated Interest Expense of such Person and its Subsidiaries for such period, and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person or a Subsidiary of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local or equivalent foreign statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“Global Security” means a security evidencing all or a part of the Securities issued to the Depository in accordance with Section 2.01 and bearing the legend prescribed in Exhibit C attached hereto.

“Guarantee” has the meaning ascribed to that term in Section 11.01.

“Hazardous Materials” means any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, pollutants or contaminants, including petroleum or petroleum products, and asbestos, regulated pursuant to any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and rules and regulations promulgated pursuant thereto.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any swap agreement, collar agreement or other similar agreement or arrangement relating to interest rates or designed to mitigate currency or commodity price risk.

“Holder” or “Securityholder” means the Person in whose name a Security is registered in the register of the Securities maintained by the Registrar pursuant to Section 2.03.

“Indebtedness” of any Person at any date means, without duplication, (i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which payable is not overdue by more than 60 days according to the original terms of sale unless such payable is being contested in good faith; (v) the maximum fixed repurchase price of all Disqualified Capital Stock of such Person; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis; and (ix) all Attributable Indebtedness of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the lesser of (A) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) the amount of the Indebtedness secured. For purposes of the preceding sentence, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indenture Documents” means the Securities, any Additional Securities, this Indenture, the Guarantees, the Collateral Documents and the Intercreditor Agreement.

“Indenture Obligations” means all Obligations in respect of the Securities, any Additional Securities or arising under the Indenture Documents. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding and all other Post-Petition Amounts.

“Independent Director” means a director of the Company who has not and whose Affiliates have not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Company or any of its Affiliates other than customary directors fees for serving on the Board of Directors of the Company or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Company’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing in the United States that is, in the reasonable judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

“Index Amount” means, for any year, an amount equal to the percentage increase, if any, in the Index as of the end of such year when compared to the Index in effect at the end of the previous year multiplied by the applicable amount of total compensation for such year. The “Index” means the Consumer Price Index for all Urban Consumers (CPI-U), Northeast, all items, 1982-84=100 published by the Bureau of Labor Statistics of the U.S. Department of Labor or if at any time such Index is not published, any substitute index designated by the Company and appropriately adjusted.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, PNC Capital Markets LLC and Gleacher & Company Securities, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means the Intercreditor and Access Agreement dated on or about the Issue Date among the Company and certain of its Subsidiaries, the Collateral Agent, on behalf of itself and the other Notes Secured Parties, and the RCF Agent, on behalf of itself and the other holders of RCF Claims, substantially in the form of Exhibit G attached hereto.

“Interest Payment Date” means the stated maturity of an installment of interest on the Securities.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if either Moody’s or S&P or both shall not make a rating on the Securities publicly available, an equivalent rating from a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company that shall be substituted for Moody’s or S&P or both.

“Investments” of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or similar credit extensions constituting Indebtedness of such other Person, and any guarantee of any obligation of any other Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means the date on which the Securities are initially issued.

“Lien” means, with respect to any asset or property, any mortgage, deed of trust, debenture, fiduciary transfer, fiduciary assignment, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Liquidated Damages” has the meaning ascribed to such term in the Registration Rights Agreement.

“Management Agreements” means (i) the Management Agreement, dated September 29, 2000, between United Refining Holding, Inc. and United Refining Company of Pennsylvania and (ii) the Management Agreement, dated July 12, 2002, between United Refining, Inc. and Country Fair, Inc., each as subsequently amended, restated or replaced from time to time in any manner resulting in the terms and conditions of such Management Agreement being no less favorable to the Company or any of its Subsidiaries as on the Issue Date.

“Mineral Assets” means all (i) mineral and mineral rights, including, without limitation, all oil, coal, gas and coalbed methane, (ii) as-extracted collateral and (iii) leases, subleases, licenses, mineral or other agreements of a similar kind that permit the extraction or taking of any gas, oil, coal, water or other minerals from the real property in return for payment of any fee, rent or royalty.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means the open-end mortgage, security agreement, assignment of leases and rents and fixture filing and any other document or instrument under which the Liens on the Refinery are granted to secure any

Secured Obligations or under which rights or remedies with respect to any such Liens are governed.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the properties or assets subject to the Asset Sale or having a Lien therein (other than a Lien pursuant to the Collateral Documents) and (iv) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Net Proceeds Deficiency” has the meaning ascribed to that term in Section 1.01(zz).

“Net Proceeds Offer” has the meaning ascribed to that term in Section 1.01(zz).

“New Pipeline” means a pipeline to be located above, under or adjacent to the Pipeline.

“Non-Recourse Purchase Money Indebtedness” means Indebtedness of Company or any of its Subsidiaries incurred (a) to finance the purchase of any assets of the Company or any of its Subsidiaries within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in “additions to property, plant and equipment” in accordance with GAAP, (d) to the extent that such Indebtedness is non-recourse to the Company or any of its Subsidiaries or any of their respective assets other than the assets so purchased and (e) to the extent the purchase of such assets is not part of an acquisition of any Person.

“Notes Collateral” means the assets of the Company pledged to the Collateral Agent on behalf of itself and the other Notes Secured Parties pursuant to the Collateral Documents, including (i) all owned real property, fixtures and equipment comprising the Refinery, including all buildings, terminals, storage tanks, refining and other facilities, pipelines, pipeline rights, loading racks, rail spurs and loading facilities now owned or hereafter acquired by the Company which are now or hereafter affixed to or situated on the Refinery Property and used in the operation or necessary to operate the Refinery, (ii) the capital stock of Kiantone Pipeline Corporation and (iii) all supporting obligations and books and records and proceeds relating to any of the foregoing; provided that the Notes Collateral will not include any other assets or property, including, without limitation, the Excluded Assets.

“Notes Secured Parties” means the Collateral Agent, the Trustee, the Specified Counterparties and the Holders.

“Obligations” means any principal, interest, premiums, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer Date” has the meaning ascribed to that term in Section 1.01(kkk).

“Offered Price” has the meaning ascribed to that term in Section 1.01(zz).

“Officer” means, with respect to any Person, the Chairman of the Board, the Managing Director, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Company or a Subsidiary Guarantor, as the case may be.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel (who may be an employee of the Company).

“Parent” means Red Apple Group, Inc.

“Paying Agent” has the meaning ascribed to that term in Section 2.03.

“Payment Amount” has the meaning ascribed to that term in Section 1.01(zz).

“Payment Restriction”, with respect to a Subsidiary of any Person, means any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other

Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person or (c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person or (ii) such Person or any other Subsidiary of such Person to receive or retain any such dividends, distributions or payments, loans or advances or transfer or properties or assets.

“Permitted Holders” means John A. Catsimatidis and his Related Parties.

“Permitted Indebtedness” means any of the following:

(i) Indebtedness under the Revolving Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (1) $130.0 million or (2) 90% of the book value of the eligible accounts receivable and 85% of inventory of the Company and its Subsidiaries, calculated on a consolidated basis and in accordance with GAAP;

(ii) Indebtedness under the Securities, the Guarantees and this Indenture issued on the Issue Date (excluding any Additional Securities);

(iii) Existing Indebtedness;

(iv) Indebtedness under (a) Hedging Obligations related to interest, provided that (1) such Hedging Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by Section 1.01(ss), (2) the notional principal amount of such Hedging Obligations does not exceed the principal amount of such Indebtedness to which such Hedging Obligations relate; and (3) such Hedging Obligations were not incurred for speculative purposes and (b) Hedging Obligations related to currency or commodity prices, provided that such Hedging Obligations were not incurred for speculative purposes;

(v) Indebtedness of the Company to a Subsidiary and Indebtedness of any Subsidiary to the Company or a Subsidiary; provided, however, that upon either (1) the subsequent issuance (other than directors’ qualifying shares), sale, transfer or other disposition of any Capital Stock or any other event which results in any such Subsidiary ceasing to be a Subsidiary or (2) the transfer or other disposition of any such Indebtedness (except to the Company or a Subsidiary), the provisions of this clause (v) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section 1.01(ss) at the time the Subsidiary in question ceased to be a Subsidiary or the time such transfer or other disposition occurred;

(vi) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company in the ordinary course of business, including guarantees or obligations of the Company with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(vii) Refinancing Indebtedness;

(viii) Non-Recourse Purchase Money Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Subsidiary;

(ix) Purchase Money Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Subsidiary in an aggregate principal amount at any time outstanding not to exceed $15.0 million; and

(x) Other Indebtedness of the Company and its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $15.0 million.

“Permitted Liens” means

(i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP;

(ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other Liens imposed by law arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP;

(iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business;

(v) easements, rights-of-way, claims of any kind, restrictions (including zoning restrictions), covenants, licenses, protrusions and other similar charges or encumbrances and minor title deficiencies in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and not materially affecting the value of the property subject thereto;

(vi) leases, subleases or licenses granted to others not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and not materially adversely affecting the value of the property subject thereto;

(vii) Liens securing Acquired Indebtedness, provided that such Liens (x) are not incurred in connection with, or in contemplation of, the acquisition of the property or assets acquired and (y) do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets so acquired;

(viii) Liens securing Refinancing Indebtedness to the extent incurred to repay, refinance or refund Indebtedness that is secured by Liens outstanding as of the Issue Date, provided that such Refinancing Indebtedness shall be secured solely by the assets securing the outstanding Indebtedness being repaid, refinanced or refunded and provided further, that the outstanding principal amount of Indebtedness secured thereby is not increased other than by the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, provided further that for the purposes of clause (6) of the definition of “Excluded Assets,” this clause (viii) shall be limited to Liens securing Refinancing Indebtedness incurred to repay, refinance or refund Indebtedness that is secured by Permitted Liens described in clauses (vii) and (xiv) of this definition regardless of whether such Permitted Lien was outstanding as of the Issue Date;

(ix) Liens that secure Sale and Leaseback Transactions that are permitted to be incurred under Sections 4.04 and 4.19 that extend to or cover property and assets acquired by the Company or a Subsidiary prior to or on the Issue Date in an aggregate amount at any time outstanding not to exceed $10.0 million or that extend to or cover property and assets acquired by the Company or a Subsidiary after the Issue Date;

(x) Liens securing Indebtedness between the Company and its Wholly-Owned Subsidiaries or among such Wholly-Owned Subsidiaries;

(xi) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date (after giving effect to the application of the proceeds of the Securities issued on the Issue Date);

(xii) Liens on accounts receivable and inventory and related intangibles (and the proceeds of the foregoing), including the RCF Collateral, securing the Revolving Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (1) $130.0 million or (2) 90% of the book value of the eligible accounts receivable and 85% of the Company and its Subsidiaries’ inventory, calculated on a consolidated basis and in accordance with GAAP;

(xiii) Liens on the Notes Collateral securing Additional Securities and the Guarantees; provided that at the time of the incurrence thereof, after giving effect to such incurrence and the application of the net proceeds therefrom, the Secured Debt Ratio does not exceed 3.0 to 1.0;

(xiv) Liens securing Purchase Money Indebtedness (including Capitalized Lease Obligations), provided, that such Liens extend only to the property or access or other rights being acquired and such Lien is created within 90 days of the purchase of such property or access or other rights in favor of the holders of such Purchase Money Indebtedness (including Capitalized Lease Obligations);

(xv) Liens on the Notes Collateral securing the Securities (excluding any Additional Securities), Hedging Obligations and the Guarantees;

(xvi) Liens securing Indebtedness in an amount not to exceed $15.0 million at any time outstanding;

(xvii) Liens on the stock of a newly-created Subsidiary, assets relating to such stock, the New Pipeline and assets relating to the New Pipeline which secure Indebtedness incurred to finance the construction of the New Pipeline and access rights in favor of the holder of such Indebtedness, provided that in connection with any mortgage or pledge of the New Pipeline and/or rights to the underlying easements, Kiantone Pipeline Corporation and any successor or assign (including the Collateral Agent or a purchaser on the exercise of remedies under the Collateral Documents) shall have received from the lenders providing such financing customary non-disturbance protections and access rights with respect to the Pipeline and related easements;

(xviii) Liens on raw materials in transit; and

(xix) encumbrances typically found upon real property used for mining purposes in the applicable jurisdiction in which the real property is located to the extent such encumbrances would be permitted or granted by a prudent operator of mining property of similar use and configuration to such real property (e.g. mineral leases, licenses, mineral or other agreements of a similar kind that permit the extraction or taking of any gas, oil, coal, water or other minerals from the real property in return for payment of any fee, rent or royalty, surface right agreements, wheelage agreements, and reconveyance agreements); provided that with respect to property described in the Mortgage, such encumbrances do not, in any case, individually or in the aggregate, materially detract from the value of the Refinery or interfere in any material respect with the ordinary conduct of the business or operation of the Company or any Subsidiary Guarantor as presently conducted on, at or with respect to the Refinery.

“Person” means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust,

unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Pipeline” means the Kiantone Pipeline, a 78-mile pipeline owned by Kiantone Pipeline Corporation which connects with the Enbridge pipeline system in West Seneca, New York.

“Physical Securities” has the meaning ascribed to that term in Section 1.01(n).

“Plan of Liquidation”, with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

“Post-Petition Amounts” means, with respect to any Obligations, all interest, fees, costs, expenses and other amounts that would accrue and become due after commencement of any insolvency or liquidation proceeding but for commencement of such insolvency or liquidation proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such insolvency or liquidation proceeding.

“Private Placement Legend” means the Rule 144A legend initially set forth on the Securities in the form set forth on Exhibit A attached hereto.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company’s Boards of Directors in consultation with its independent certified public accountants.

“Purchase Agreement” means the purchase agreement dated as of February 25, 2011 by and among the Company, the Subsidiary Guarantors and Credit Suisse Securities (USA) LLC, as representative of the several Initial Purchasers.

“Purchase Money Indebtedness” means Indebtedness of the Company or any of its Subsidiaries incurred (a) to finance the purchase of any of the Company’s or any of its Subsidiaries’ assets within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in “additions to property, plant and equipment” in accordance with GAAP, and (d) to the extent the purchase of such assets is not part of an acquisition of any Person.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A under the Securities Act.

“RCF Agent” means the agent under the Revolving Credit Facility and shall initially be the administrative agent for the lenders under the Revolving Credit Facility, together with its successors and permitted assigns in such capacity.

“RCF Claims” means all Obligations secured by a Permitted Lien described in clause (xii) of the definition thereof.

“RCF Collateral” means any assets required to be pledged to the secured parties under the Amended and Restated Security Agreement dated July 12, 2002 among the Company, the Subsidiary Guarantors and PNC Bank, National Association, as agent, pursuant to the terms thereof as in effect as of the Issue Date and without giving effect to any amendments thereto.

“Record Date” means each of the Record Dates specified in the Securities; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption pursuant to this Indenture and the Securities.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

“Refinancing Indebtedness” means Indebtedness of the Company or a Subsidiary of the Company issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, “repay”), or constituting an amendment, modification or supplement to or a deferral or renewal of (collectively, an “amendment”), any Indebtedness of the Company or any of its Subsidiaries incurred pursuant to clauses (ii), (iii) or (viii) of the definition of “Permitted Indebtedness” or incurred pursuant to the Fixed Charge Coverage Ratio test of Section 4.04 in a principal amount not in excess of the principal amount of the Indebtedness so repaid or amended other than by the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith; provided that: (i) the Refinancing Indebtedness is the obligation of the same Person, and is subordinated to the Securities, if at all, to the same extent, as the Indebtedness being repaid or amended; (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the

Indebtedness being repaid or amended or (b) after the maturity date of the Securities; (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Securities has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Securities; and (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Indebtedness being repaid or amended is secured.

“Refinery” means the Company-owned refinery located on a 92-acre site in Warren, Pennsylvania.

“Refinery Property” means those certain areas of land in Warren, Pennsylvania covered by the Mortgage.

“Registered Exchange Offer” means the offer to exchange the Series B Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

“Registrar” has the meaning ascribed to that term in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement dated the Issue Date by and among the Company, the Subsidiary Guarantors and Credit Suisse Securities (USA) LLC, as representative of the several Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Related Business” means any business that is closely related to or complements the Company or its Subsidiaries’ business as such business exists on the Issue Date.

“Related Business Investment” means any Investment directly by the Company or its Subsidiaries in a Related Business.

“Related Party” with respect to any Person means (i) any controlling stockholder, any 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Person or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (i).

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor unit, department or division of the Trustee) who has direct responsibility for the administration of this Indenture and shall also include any officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Debt Payment” means any purchase, redemption, defeasance (including without limitation in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

“Restricted Investment” means, with respect to any Person, any Investment by such Person (other than investments in Cash Equivalents) in any Person that is not a Subsidiary including its Unrestricted Subsidiaries, if any.

“Restricted Payment” means with respect to any Person: (i) the declaration of any dividend (other than a dividend declared by a Wholly-Owned Subsidiary to holders of its Common Equity) or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person’s Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Capital Stock) of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of the Capital Stock of such Person or any direct or indirect parent of such person or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Capital Stock that is not Disqualified Capital Stock); (iii) any Restricted Investment; (iv) any Restricted Debt Payment; or (v) any payments under the Servicing Agreement in excess of $2 million per fiscal year.

“Restricted Security” has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

“Revolving Credit Facility” means one or more credit facilities with banks or institutional lenders providing for revolving credit, term loans or letters of credit, including without limitation, that certain Amended and Restated Credit Agreement, dated as of July 12, 2002, as amended by that Amendment No. 1 to Credit Agreement, dated as of November 27, 2002, as amended by that Limited Waiver and Amendment No. 2, dated as of February 19, 2003, as amended by that Limited Waiver and Amendment No. 3, dated as of March 24, 2003, as amended by that Amendment No. 4 to Credit Agreement, dated as of January 27, 2004, as amended by that Amendment No. 5 to Credit Agreement, dated as of August 6, 2004, as amended by that Amendment No. 6 to Credit Agreement, dated as of April 19, 2005, as amended by that Amendment No. 7 to Credit Agreement, dated as of November 27, 2006, as amended by that Amendment No. 8 to Credit Agreement, dated as of November 21, 2008, as amended by Amendment No. 9 to Credit Agreement, dated as of January 14, 2011 and as amended by Amendment

No. 10 to Credit Agreement dated as of February 3, 2011, among the Company, United Refining Company of Pennsylvania, Kiantone Pipeline Corporation, Country Fair, Inc., Kwik-Fill Corporation and the Banks party thereto and PNC Bank, National Association, as Agent.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Secured Debt” of any Person means Indebtedness secured by a Lien on any property or asset now owned or hereafter acquired by such Person, or on any income or profits therefrom, or any assignment or conveyance of any right to receive income therefrom.

“Secured Debt Ratio” means, as of any date of determination, the ratio of the Secured Debt of the Company and its Subsidiaries, determined on a consolidated basis and in accordance with GAAP, as of that date to the Company’s EBITDA for the four full fiscal quarters immediately preceding the determination date, with such adjustments to the amount of Secured Debt and EBITDA as are consistent with the adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”; provided that for purposes of such calculation (i) all Non-Recourse Purchase Money Indebtedness shall be excluded and (ii) up to $20.0 million of Indebtedness outstanding under the Revolving Credit Facility shall be excluded.

“Secured Obligations” means the Indenture Obligations and the Specified Hedging Obligations.

“Securities” means the Series A Securities, the Series B Securities and any Additional Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, between the Company and the Collateral Agent, substantially in the form of Exhibit I attached hereto, as amended or supplemented from time to time in accordance with its terms.

“Series A Securities” means the 10.500% First Priority Senior Secured Notes due 2018, Series A, of the Company issued pursuant to this Indenture and sold pursuant to the Purchase Agreement.

“Series B Securities” means the 10.500% First Priority Senior Secured Notes due 2018, Series B, of the Company to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and the Registration Rights Agreement.

“Servicing Agreement” means that certain agreement between Parent and the Company, dated June 9, 1997, pursuant to which the Company shall pay to Parent for the use of Parent’s New York headquarters, as such agreement may be amended from time to time, and any arrangement concerning the same subject matter between the Company and John A. Catsimatidis and/or any of his Affiliates, whether such arrangement is in writing or conducted on a de facto basis, or a replacement thereof or in addition thereto.

“Specified Counterparty” means any counterparty to any Specified Hedging Obligations.

“Specified Hedging Obligations” means Hedging Obligations of the Company (whether as a primary or secondary obligor thereof) designated by the Company in a notice to the Collateral Agent as “Specified Hedging Obligations,” entitled to be included in the Secured Obligations.

“Subordinated Indebtedness” means Indebtedness of the Company or any Subsidiary that is subordinated in right of payment to the Securities or the Guarantees, respectively.

“Subsidiary” of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity, other than any such person designated as an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”.

“Subsidiary Guarantors” means each of Country Fair, Inc., Kiantone Pipeline Corporation, Kiantone Pipeline Company, United Jet Center, Inc., United Refining Company of Pennsylvania, Kwik-Fill Corporation, Independent Gasoline and Oil Company of Rochester, Inc., Bell Oil Corp., P P C, Inc., Super Test Petroleum, Inc., Kwik-Fil, Inc. and Vulcan Asphalt Refining Corporation and each other Person who is required to become a Subsidiary Guarantor by the terms of this Indenture.

“Successor” has the meaning ascribed to that term in Section 1.01(ppp)(i).

“Tax Sharing Agreement” means the Tax Sharing Agreement dated as of June 9, 1997 by and among Parent, the Company and certain of their affiliates, as in effect on the Issue Date and as amended from time to time thereafter; provided that any such amendment does not increase the liability or decrease the rights of the Company or any of its Subsidiaries under the Tax Sharing Agreement.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after either such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Trust Moneys” means all cash received by the Trustee in accordance with the terms of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” means each of the Subsidiaries of the Company so designated by a resolution adopted by the Board of Directors of the Company and whose creditors have no direct or indirect recourse (including without limitation recourse with respect to the payment of principal of or interest on Indebtedness of such Subsidiary) to the Company or a Subsidiary; provided, however, that (x) the Board of Directors of the Company will be prohibited from designating as an Unrestricted Subsidiary any Subsidiary of the Company existing on the date of this Indenture and (y) at the time of such designation, the Company must be permitted to make (and shall be deemed to have made) under Section 4.03 a Restricted Payment in an amount equal to the net asset value of such Subsidiary. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Subsidiary, provided that (i) any such redesignation shall be deemed to be an incurrence by the Company and its Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of Section 4.04 as of the date of such redesignation and (ii) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and its Subsidiaries could incur $1 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.04. Any such designation or redesignation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations in such certificate.

“U.S. Government Obligations” means U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Person” means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of any state of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor of the trust if revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the U.S. (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meanings of Rule 501(a) under the Securities Act who are not natural Persons, estates or trusts); provided, however, that the term “U.S. Person” shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the U.S. for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, Affiliates and pension plans.

“Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of the Company means a Subsidiary of the Company, of which 100% of the Common Equity (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more Wholly-Owned Subsidiaries of the Company.

Section 1.02. Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

(a) “indenture securities” means the Securities.

(b) “indenture security holder” means a Holder of Securities.

(c) “indenture to be qualified” means this Indenture.

(d) “indenture trustee” or “institutional trustee” means the Trustee.

(e) “obligor” on the indenture securities means the Company, any Subsidiary Guarantor or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by reference in the TIA to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(f) a term has the meaning assigned to it;

(g) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(h) “or” is not exclusive;

(i) words in the singular include the plural, and words in the plural include the singular;

(j) provisions apply to successive events and transactions; and

(k) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating.

(l) The Series A Securities and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit A annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Series B Securities and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit B annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including notations relating to the Guarantees) required by law, stock exchange rule or usage. The Company and the Trustee shall approve any notation, legend or endorsement (including notations relating to the Guarantees) on the Securities. Each Security shall be dated the date of its authentication.

(m) Securities offered and sold in reliance on Rule 144A (other than any Securities offered and sold to any Affiliate of John A. Catsimatidis (“Affiliate Securities”)) and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit C. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

(n) The Affiliate Securities shall be issued in the form of certificated Securities in registered form (“Physical Securities”) in substantially the form set forth in Exhibit A.

(o) All Securities offered and sold in reliance on Regulation S shall remain in the form of a Global Security until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time period specified in the Registration Rights Agreement to be complied with by the Company have been so complied with.

Section 2.02. Execution and Authentication.

(p) Two Officers, or an Officer and an Assistant Secretary of the Company, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary of the Company (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to the Securities for the Company by manual or facsimile signature.

(q) If an Officer or Assistant Secretary of the Company whose signature is on a Security was an Officer or Assistant Secretary of the Company at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. Each Subsidiary Guarantor shall execute the Guarantee in the manner set forth in Section 11.06.

(r) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(s) The Trustee shall authenticate and deliver (A) Series A Securities for original issue in the aggregate principal amount not to exceed $365,000,000, (B) Series B Securities from time to time for issue only in exchange for a like principal amount of Series A Securities and (C) subject to Section 4.04 hereof, any aggregate principal amount of Additional Securities specified by the Company from time to time after the Issue Date for original issuance, in each case upon a written order of the Company. Such written order shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the aggregate principal amount of Securities of such series authorized for issuance by the Company pursuant to one or more written orders of the Company, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

(t) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as the Trustee to deal with the Company and Affiliates of the Company.

(u) The Securities shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000, except as other denominations may be necessary as a result of a pro rata redemption or purchase of Securities required by the provisions of this Indenture and the Securities.

(v) The Company, any Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Securities with respect to record dates) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, any Subsidiary Guarantor, the Trustee nor any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

Section 2.03. Registrar and Paying Agent.

The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (ii) Securities may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (iii) Securities may be presented or surrendered for payment (“Paying Agent”) and (iv) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon written notice to the Trustee, may have one or more co-Registrars reasonably acceptable to the Trustee. The Company hereby appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Notwithstanding anything to the contrary in this Indenture, the Paying Agent shall be, at all times, the Trustee.

To the extent the Company makes such payments directly to the Holders of the Securities, the Company shall simultaneously notify the Trustee thereof in writing.

The Paying Agent shall comply with all applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder in respect of any payment on, or in respect of, a Security or under a Guarantee.

Section 2.04. Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making any payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05. Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders of the Securities, which list may be conclusively relied upon by the Trustee and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.

Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges (without transfer to another Person) pursuant to Section 2.02, 2.10, 3.06, 4.16, 6.11 or 9.05, in which event the Company shall be responsible for payment of any such taxes or charges).

The Registrar or co-Registrar shall not be required (i) to register the transfer of or exchange any Security selected for redemption, (ii) to register the transfer of or exchange any Security during the period beginning 15 days before the making of the notice of redemption and ending on the day of such mailing, or (iii) to register the transfer or exchange of a Security between a record date and the next succeeding Interest Payment Date.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry system.

Section 2.07. Replacement Securities.

If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate upon written notice from the Company a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company and the Trustee from any loss which they may suffer if a Security is replaced. The Company and the Trustee may charge such Holder for their reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

Every replacement Security is an additional obligation of the Company and is entitled to the benefit of this Indenture.

Section 2.08. Outstanding Securities.

Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because either of the Company or any of their Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Final Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Section 2.09. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by either of the Company, any of the Subsidiary Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

The Trustee may require an Officers’ Certificate listing Securities owned by either of the Company, a Subsidiary Guarantor or any of their respective Affiliates.

Section 2.10. Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

Section 2.11. Cancellation.

The Company shall deliver to the Trustee for cancellation any Securities that the Company may have acquired in any matter whatever. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, unless otherwise directed in writing by the Company, shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with the Trustee’s customary practice. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that they had paid or delivered to the Trustee for cancellation. If any Subsidiary Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12. Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (to the extent lawful) (without grace periods) on a subsequent special record date, which date shall be at least ten Business Days prior to the payment date, at the rate of 2% per annum in excess of the rate shown on the Securities. The Company shall fix or cause to be fixed any such special record date and payment date. The Company shall notify the Trustee in writing of the amount of defaulted interest to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest. At least 15 days before any such special record date, the Company shall mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.13. CUSIP Number.

The Company in issuing the Securities will use a “CUSIP,” “ISIN” or other similar number, and, if such CUSIP, ISIN or other similar number shall be provided to the Trustee, the Trustee shall use the CUSIP, ISIN or other similar number in notices of redemption or exchange as a convenience to Holders of the Securities; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other similar number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers (if any) printed on the Securities. The Company shall promptly notify the Trustee of any change in a CUSIP, ISIN or other similar number.

If any Additional Securities are not fungible with the Series A Securities or the Series B Securities, as the case may be, for U.S. federal income tax purposes, such Additional Securities shall have a separate CUSIP number.

Section 2.14. Deposit of Moneys.

Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Company shall have either delivered by wire transfer or check such interest or principal and interest, as the case may be, to Holders of the Securities at such Holders’ registered addresses or deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due (including principal, premium, if any, interest and Liquidated Damages) on such Interest Payment Date or the Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders of the Securities on such Interest Payment Date or the Final Maturity Date, as the case may be. If payment is made directly to Holders, the Company shall give notice to the Paying Agent and Trustee of such payment.

Section 2.15. Book-Entry Provisions for Global Securities.

The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

(w) Members of, or participants in, the Depository (“Participants”) and any other owners of beneficial interests in a Global Security shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of any Global Security for all purposes whatsoever. The Company, the Trustee and the Securities Registrar shall be entitled to deal with any depositary, and any nominee thereof, that is the Holder of any such Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and Liquidated Damages, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Security or for any transfers of beneficial interests in any such Global Security. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(x) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, if 2. the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and the Company is unable to locate a successor depository within 90 days of such notice or 3. the Company notifies the Trustee in writing that the Company elects to cause the issuance of Physical Securities, then, upon surrender by the registered holder of the relevant Global Security of such Global Security, Physical Securities shall be issued to each person that such registered holder of the relevant Global Security and the Depository identify as being the beneficial owner of the related Securities.

(y) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (x) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the

Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

(z) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (x) or (y) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(aa) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder of Securities is entitled to take under this Indenture or the Securities.

Section 2.16. Registration of Transfers and Exchanges.

(bb) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request:

(i) to register the transfer of the Physical Securities; or

(ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(B) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied by the following additional information and documents, as applicable:

if such Physical Security is being delivered to the Registrar by the Holder thereof for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit D hereto); or

if such Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule

144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

if such Physical Security is being transferred to an Institutional Accredited Investor, a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit E hereto; or

if such Physical Security is being transferred in reliance on Regulation S, a certification to that effect (in substantially the form of Exhibit D hereto) and a transferee certificate for Regulation S transfers in substantially the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act; or

if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act; or

if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act; or

if such Physical Security is an Affiliate Security, an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company and the Registrar to the effect that (x) such Security is no longer a Restricted Security or (y) such transfer complies with the legend applicable to Affiliate Securities set forth in Exhibit A hereto.

(cc) Restrictions on Exchange of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below and, in the case of an Affiliate Security, an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company and the Registrar to the effect that such Security is no longer a Restricted Security. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

(i) a certification, in substantially the form of Exhibit D hereto, that such Physical Security is being transferred to a Qualified Institutional Buyer or an Institutional Accredited Investor; and

(ii) written instructions directing the Registrar to make, or to direct the Depository to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the number of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall upon written instructions from the Company authenticate a new Global Security in the appropriate amount.

(dd) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

(ee) Transfer of a Beneficial Interest in a Global Security for a Physical Security. If requested by law, any Person having a beneficial interest in a Global Security may, upon request to the Trustee, exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such registration of transfer or exchange of a beneficial interest in a Global Security the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

(i) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit D hereto); or

(ii) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

(iii) if such beneficial interest is being transferred to an Institutional Accredited Investor, a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit E hereto; or

(iv) if such beneficial interest is being transferred in reliance on Regulation S, a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act; or

(v) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act; or

(vi) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the aggregate amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers’ Certificate, the Trustee will authenticate and deliver to the transferee a Physical Security.

Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 1.01(ee) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

(ff) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(gg) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, 4. there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or 5. such Security has been sold pursuant to an effective registration statement under the Securities Act.

(hh) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer that may be imposed under this Indenture with respect to the Securities of any series pursuant to the terms thereof established as contemplated by Section 3.01 or under applicable law with respect to any transfer of any interest in any such Security (including any transfers between or among any depositary, or its nominee, as a Holder of a Security issued in global form, any participants in such depositary or owners or holders of beneficial interests in any such Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of such Securities if and as may be so established in respect of such Securities, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its usual procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17. Designation.

The Indebtedness evidenced by the Securities and the Guarantees is hereby irrevocably designated as “senior indebtedness” or such other term denoting seniority for the purposes of any future Indebtedness of the Company and the Subsidiary Guarantors which the Company or any Subsidiary Guarantor makes subordinate to any senior indebtedness or such other term denoting seniority.

ARTICLE 3

REDEMPTION

Section 3.01. Notices to Trustee.

If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Company shall give notice of redemption to the Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

Section 3.02. Selection of Securities to be Redeemed.

If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem appropriate. If the Securities are listed on any national securities exchange, the Company shall notify the Trustee in writing of the requirements of such exchange in respect of any redemption. The Trustee and the Depository shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations equal to $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed. At the

Company’s written request and provision of such notice information 5 days prior to the day the notice is to be sent to Holders, the Trustee shall give the notice of redemption in the name of the Company and at the expense of the Company. Each notice for redemption shall identify the Securities to be redeemed and shall state:

(ii) the Redemption Date;

(jj) the Redemption Price and the amount of accrued interest, if any, to be paid;

(kk) the name and address of the Paying Agent;

(ll) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(mm) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

(nn) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(oo) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

(pp) the Paragraph of the Securities pursuant to which the Securities are to be redeemed.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (plus accrued and unpaid interest, if any, thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

Section 3.05. Deposit of Redemption Price; Unclaimed Moneys.

On or before 11:00 A.M. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Securities to be redeemed on that date.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

If money on deposit with the Trustee or the Paying Agent, as the case may be, for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will, subject to any applicable law, pay the money to the Company at Company’s request. Thereafter, Holders of Securities entitled to the money must look to the Company and the Subsidiary Guarantors for payment unless an abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease. Any money earned on funds held in trust by the Trustee or the Paying Agent, if any, shall be remitted to the Company.

Section 3.06. Securities Redeemed in Part.

Upon surrender of a Security that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Securities.

The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

Section 4.02. Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

Section 4.03. Limitation on Restricted Payments.

(qq) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment (except as permitted below) if at the time of such Restricted Payment:

(i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

(ii) the Company would be unable to incur an additional $1.00 of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1.01(ss); or

(iii) the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after the Issue Date, exceeds the sum of (1) 50% of the Company’s Consolidated Net Income (taken as one accounting period) from but not including November 30, 2010, to the end of the Company’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit) plus (2) the net Cash proceeds from the issuance and sale (other than to a Subsidiary of the Company) after the Issue Date of the Company’s Capital Stock that is not Disqualified Capital Stock, plus (3) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment plus (4) the amount of Restricted Investment outstanding in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Subsidiary of the Company in accordance with the definition of “Unrestricted Subsidiary”.

The foregoing provisions will not prohibit: the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Capital Stock of the Company (other than any Disqualified Capital Stock), so long as no Default shall have occurred and be continuing; the defeasance, redemption, repurchase or other retirement of Subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of Capital Stock of the

Company (other than (x) Disqualified Capital Stock, (y) Capital Stock sold to a Subsidiary of the Company and (z) Capital Stock purchased with the proceeds of loans from the Company or any of its Subsidiaries); the making of a Related Business Investment in joint ventures or Unrestricted Subsidiaries of the Company out of the proceeds of the substantially concurrent issue and sale of Capital Stock of the Company (other than (x) Disqualified Capital Stock, (y) Capital Stock sold to a Subsidiary of the Company and (z) Capital Stock purchased with the proceeds of loans from the Company or any of the Subsidiaries of the Company); and the making of Related Business Investments provided that the amount of such Investments outstanding (less the amount of cash received upon the disposition by the Company of any such Investments or the return of capital thereon) or committed does not exceed at any time $50.0 million. The amounts referred to in clauses 0, 0 and 0 of this paragraph shall be included as Restricted Payments in any computation made pursuant to clause (iii) above.

(rr) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.03 were computed, which calculations shall be based upon the Company’s latest available financial statements. For purposes of determining compliance with this Section 4.03, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses 0 to 0 of paragraph (qq) of this Section 4.03 or would be permitted under paragraph (qq) of this Section 4.03, the Company shall be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.03.

Section 4.04. Limitation on Additional Indebtedness.

(ss) The Company will not, and will not permit any of its Subsidiaries to directly or indirectly, create, incur, assume, guarantee or otherwise become liable with respect to (collectively, “incur”) any Indebtedness (including without limitation Acquired Indebtedness) and the Company will not permit any of its Subsidiaries to issue or have outstanding (except if issued to or owned beneficially and of record by the Company or any of its Subsidiaries) any Capital Stock having a preference in liquidation or with respect to the payment of dividends; provided that (B) the Company and its Subsidiaries may incur Permitted Indebtedness and (C) the Company may incur Indebtedness, if, after giving effect thereto, the Company’s Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness and the application of the net proceeds therefrom had occurred at the beginning of the four-quarter period used to calculate the Company’s Consolidated Fixed Charge Coverage Ratio.

(tt) The Company will not, and will not permit any of its Subsidiaries to, incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company or such Subsidiary unless such Indebtedness by its terms is also expressly made subordinated to the Securities in the case of the Company or the Guarantees, in the case of a Subsidiary.

(uu) For purposes of determining compliance with this Section 4.04, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (ix) of the definition of Permitted Indebtedness, or is entitled to be incurred pursuant to Section 1.01(ss), the Company, in its sole discretion, may classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.04. Indebtedness under the Revolving Credit Facility outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Indebtedness.

Section 4.05. Corporate Existence.

Except as otherwise permitted by Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the corporate, partnership or other existence of each of the Company’s Subsidiaries in accordance with the respective organizational documents of each Subsidiary and the material rights (charter and statutory) and franchises of the Company and each of the Company’s Subsidiaries.

Section 4.06. Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (D) all taxes levied or imposed upon them or any of the Subsidiaries or upon their or any of the Subsidiaries’ income, profits or property and (E) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of the Company or any of the Subsidiaries.

Section 4.07. Maintenance of Properties; Insurance; Books and Records.

(vv) The Company will cause all material properties used in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company advantageously conducted at all times; provided, however, that nothing in this Section 1.01(vv) shall prevent the Company or any Subsidiary of the Company from (F) discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of the business of the Company or of any of its Subsidiaries, (G) making an Asset Sale that complies with Section 4.17 or (H) entering into a transaction permitted by Section 5.01.

The Company shall, and shall cause each of its Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character usually is so insured by corporations similarly situated and owning like properties in accordance with good business practice.

The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries, in accordance with GAAP.

Section 4.08. Compliance Certificate; Notice of Default.

(ww) The Company shall deliver to the Trustee, within 90 days after the close of each fiscal year and 45 days after the close of each fiscal quarter, commencing July 15, 2011, an Officers’ Certificate (one of which Officers shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and the Subsidiary Guarantors has been made under the supervision of the signing Officers with a view to determining whether the Company and the Subsidiary Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and the Subsidiary Guarantors during such preceding fiscal year or fiscal quarter, as the case may be, have kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such period and at the date of such certificate no Default or Event of Default has occurred and is continuing or, if such signers do know of any Default or Event of Default, the certificate shall describe its status with reasonable particularity. The Officers’ Certificate shall also notify the Trustee should the Company or a Subsidiary Guarantor elect to change its fiscal year end. For purposes of this Section 1.01(ww), performance by the Company and the Subsidiary Guarantors of their obligations under this Indenture shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

The annual financial statements delivered pursuant to Section 4.10 shall be accompanied by a written report of the Company’s independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

The Company shall deliver to the Trustee, within ten days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers’ Certificate specifying the Default or Event of Default and describing its status with particularity.

Section 4.09. Compliance with Laws.

The Company shall comply, and shall cause each of their Subsidiaries to comply, with all applicable statutes, laws, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its properties, except for such noncompliance as would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), properties, assets, results of operations or prospects of the Company and their Subsidiaries taken as a whole.

Section 4.10. Reports.

Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company and the Subsidiary Guarantors will file with the Commission, to the extent such filings are accepted by the Commission, and will furnish to the Holders of Securities all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company and the Subsidiary Guarantors were required to file under such section. In addition, the Company and the Subsidiary Guarantors will make such information available to prospective purchasers of the Securities, securities analysts and broker-dealers who request it in writing.

For so long as any Securities remain outstanding, the Company and the Subsidiary Guarantors will furnish to the Holders and beneficial holders of Securities and to prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) and to broker dealers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4).

Within five business days after the delivery of any of the reports described above, the Company shall conduct a conference call to discuss such report and answer questions about such report, which conference call shall be open to all Holders of Securities and prospective investors. Details of such conference call shall be posted on the Company’s website.

Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.10 or elsewhere in this Indenture is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.11. Waiver of Stay, Extension or Usury Laws.

The Company and the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company and the Subsidiary Guarantors from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that they may lawfully do so) the Company and the Subsidiary Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.12. Limitation on Transactions with Affiliates.

The Company shall not and shall not permit any of its Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from or enter into any contract, agreement, understanding, loan advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments in excess of $5.0 million but less than $10.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a vote of a majority of the Independent Directors approving such Affiliate Transaction or, if at the time fewer than four Independent Directors are then in office, a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted unanimously by the Company’s Board of Directors and (b) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments of $10.0 million or more, the certificates described in the preceding clause (a) and an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an Independent Financial Advisor; provided, however, that (u) the Management Agreements, (v) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such

Subsidiary, (w) transactions exclusively between or among the Company and/or its Subsidiaries, (x) the payment of up to $2.0 million per fiscal year pursuant to the Servicing Agreement, (y) payments to Parent under the Tax Sharing Agreement and (z) transactions pursuant to the Asphalt Agreements shall not be deemed to be Affiliate Transactions. Notwithstanding the foregoing proviso, the Company shall not and shall not permit any of its Subsidiaries to pay any of its employees total annual compensation in excess of $350,000 unless (a) such amount of compensation has been approved by a vote of a majority of the Independent Directors, or (b) such employee’s total annual compensation in effect on the Issue Date exceeded $350,000. Any increase in total compensation over and above the amount previously approved in the case of clause (a) or the employee’s total annual compensation on the Issue Date in the case of clause (b) shall be approved by a vote of a majority of the Independent Directors, other than an increase at the end of any year in the amount of total compensation by an amount equal to the Index Amount for such year.

Section 4.13. Independent Directors.

The Company’s Board of Directors shall at all times have at least four Independent Directors; provided, however, that notwithstanding the foregoing, if an Independent Director resigns, dies or is terminated for any reason and the remaining number of Independent Directors is less than four, a replacement for that Independent Director shall be elected as promptly as practicable, but in no event later than the date that is six months from the date of the resignation, death or termination of the Independent Director being replaced.

After the Issue Date, the election of any new Independent Directors must be approved by a unanimous vote of the Independent Directors then in office, provided that only a majority vote of the Independent Directors is required if at the time there are four or more Independent Directors in office. The Independent Directors shall approve such new Independent Director unless the Independent Directors determine that such person does not satisfy the requirements to serve as an Independent Director under this Indenture or such person is not able or willing to perform the obligations of the Independent Directors under this Indenture.

If at any time the number of Independent Directors then in office is less than two, then until such time as the number of Independent Directors exceeds two the Company shall not, and shall not permit any of its Subsidiaries to, engage in any transaction that this Indenture requires be approved by a vote of the Independent Directors.

Any transaction that this Indenture requires be approved by a vote of the Independent Directors shall be evidenced by a Secretary’s Certificate setting forth a resolution adopted by at least the requisite number of Independent Directors, a copy of which shall be delivered to the Trustee, which resolution shall state that the transaction being approved is not unfair to the Holders. The failure to comply with this clause (d) shall have the effect of the Company failing to comply with the requirement in this Indenture to obtain a vote of the Independent Directors.

Section 4.14. Limitations on Kiantone Pipeline Corporation. Notwithstanding any other provision of this Indenture, the Company shall not permit its Subsidiary, Kiantone Pipeline Corporation, to directly or indirectly:

(i) create, incur, assume or suffer to exist any Lien on any portion of the Pipeline or the easements relating thereto other than Permitted Liens described in clauses (i), (ii), (v), (xi), (xiii), (xiv) and (xv) of the definition thereof;

(ii) sell, transfer or otherwise dispose of any portion of the Pipeline or the easements relating thereto to any Person (including the Company or any Subsidiary or Unrestricted Subsidiary of the Company), in each case, other than in the ordinary course of business consistent with Kiantone Pipeline Corporation’s past business practices, provided that such sale, transfer or disposition does not materially impair the operation of the Pipeline; or

(iii) create, incur, assume or guarantee or otherwise become liable with respect to any Indebtedness other than Indebtedness in respect of the Securities and the Revolving Credit Facility.

Notwithstanding any other provision of this Indenture, the Company shall not directly or indirectly sell, transfer or otherwise dispose of any portion of the capital stock of Kiantone Pipeline Corporation to any Person (including any Subsidiary or Unrestricted Subsidiary).

Notwithstanding the foregoing, the Company shall be permitted to form a new Subsidiary in order to construct the New Pipeline and, subject to compliance with Section 4.16, pledge the capital stock and assets of such Subsidiary to any lenders that provide financing the proceeds of which are used for such construction, provided that in connection with any mortgage or pledge of the New Pipeline and/or rights to the underlying easements, Kiantone Pipeline Corporation and any successor or assign (including the Collateral Agent or a purchaser on the exercise of remedies under the Collateral Documents) shall have received from the lenders providing such financing customary non-disturbance protections and access rights with respect to the Pipeline and related easements.

Section 4.15. Limitations on Restrictions on Distributions from Subsidiaries.

The Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual Payment Restriction with respect to any of its Subsidiaries, except for (ii) any such Payment Restriction in effect on the Issue Date under the Revolving Credit Facility or any similar Payment Restriction under any similar bank credit facility or any replacement thereof, provided that such similar Payment Restriction is no more restrictive than the Payment Restriction in effect on the Issue Date under the Revolving Credit Facility, (iii) any such Payment Restriction under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to this Indenture, provided that such Payment Restriction only applies to assets that were subject to such restriction and encumbrances prior to the acquisition of such assets by the Company or its Subsidiaries and (iv) any such Payment Restriction arising in connection with Refinancing Indebtedness; provided that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced.

Section 4.16. Limitation on Liens.

The Company shall not, and shall not cause or permit any of the Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens, unless prior thereto or simultaneously therewith, the Securities are equally and ratably secured; provided that if the Indebtedness that is incurred is Subordinated Indebtedness the Lien securing such Indebtedness shall be junior to the Lien securing the Securities. Neither the Company nor any Subsidiaries of the Company may, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Notes Collateral except Permitted Liens.

Section 4.17. Limitation on Asset Sales.

(xx) The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale unless:

(x) other than in the case of an Event of Loss (A) the Company or its Subsidiaries receive consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale, (B) no less than 75% of such consideration consists of cash or Cash Equivalents and (iii) the Company delivers to the Trustee an Officers’ Certificate certifying that such Asset Sale complies with clauses (i) and (ii); and

(y) in the case of an Asset Sale involving Notes Collateral, an amount equal to 100% of the Net Available Proceeds from such Asset Sale is paid directly by the purchaser thereof to the Collateral Agent to be held in trust in a Collateral Account and, subject to Section 1.01(dddddd), applied by the Company at the Company’s election within one year from the later of the date of such Asset Sale or the receipt of such Net Available Proceeds to either: (A) acquire Additional Assets (or reimburse the Company for customary out-of-pocket costs incurred by the Company and directly related to such acquisition), which Additional Assets are concurrently with their acquisition added to the Notes Collateral; or (B) make a Net Proceeds Offer as described in Section 1.01(zz) below.

The amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, shall be deemed to be cash or Cash Equivalents for purposes of clause (x)(B) of this Section 1.01(xx) and shall also be deemed to constitute a repayment of and a permanent reduction in, the amount of such Indebtedness for purposes of Section 1.01(yy). In addition, any Designated Noncash Consideration received by the Company or any Subsidiaries of the Company shall be deemed to be cash or Cash Equivalents for purposes of clause (x)(B) of this Section 1.01(xx); provided that the aggregate amount of Designated Noncash Consideration outstanding at any time does not exceed $10.0 million. If at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.17. A transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or to a Subsidiary will not be deemed to be an Asset Sale and a transfer of assets that constitutes a Restricted Investment and that is permitted under Section 4.03 will not be deemed to be an Asset Sale.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 the successor Person shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Available Proceeds for purposes of this covenant.

(yy) If the Company or any Subsidiary engages in an Asset Sale of any assets other than Notes Collateral, the Company or such Subsidiary may either, no later than 360 days after such Asset Sale, (i) apply all or any of the Net Available Proceeds therefrom to repay amounts outstanding under the Revolving Credit Facility or any other Indebtedness (other than Subordinated Indebtedness) of the Company or any Subsidiary; provided, in each case, that the related loan commitment (if any) is thereby reduced by the amount of such Indebtedness so repaid or (ii) invest all or any part of the Net Available Proceeds thereof in properties and assets that replace the properties or assets that were the subject of such Asset Sale or in other properties or assets that will be used in the business of the Company and its Subsidiaries as it existed on the Issue Date. The amount of such Net Available Proceeds not applied or invested as provided in this paragraph and any Net Available Proceeds from an Asset Sale involving Notes Collateral that the Company elects to use to make a Net Proceeds Offer pursuant to paragraph (a)(y)(B) of this Section 4.17 will constitute “Excess Proceeds.”

(zz) When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company will be required to make an offer to purchase, from all Holders of Securities, an aggregate principal amount of Securities equal to such Excess Proceeds as follows:

(i) The Company will make an offer to purchase (a “Net Proceeds Offer”) from all Holders of the Securities (including any Additional Securities) the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of the amount (the “Payment Amount”) of such Excess Proceeds.

(ii) The offer prices for the Securities (including any Additional Securities) will be payable in cash in an amount equal to 100% of the principal amount of the Securities tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest and Liquidated Damages, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”). To the extent that the aggregated Offered Price of Securities tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 4.03.

(iii) If the aggregate Offered Price of Securities (including any Additional Securities) validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Securities to be purchased will be selected on a pro rata basis.

(iv) Upon completion of such Net Proceeds Offer, the amount of Excess Proceeds remaining shall be zero.

The Company will not permit any Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Securities as described above.

Pending the final application of any Net Available Proceeds, the Company is permitted to temporarily reduce Indebtedness or otherwise invest those Net Available Proceeds in any manner that is not prohibited by this Indenture.

Section 4.18. Restrictions on Sale of Capital Stock of Subsidiaries.

The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, sell or otherwise dispose of any of the Capital Stock of any Subsidiary unless (i) (a) the Company shall retain ownership, directly or indirectly, of more than 50% of the Common Equity of such Subsidiary or (b) all of the Capital Stock of such Subsidiary shall be sold or otherwise disposed of; and (ii) the Net Available Proceeds from any such sale or disposition are applied or otherwise treated in a manner consistent with the provisions described in Section 4.17.

Section 4.19. Restrictions on Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, renew or extend any Sale and Leaseback Transaction unless: (C) the Company or such Subsidiary would be entitled, under Section 4.04 to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction and would be entitled pursuant to Section 4.16 to incur a Lien to secure such Indebtedness, (D) such Sale and Leaseback Transaction would not result in a violation of Section 4.17; and (E) the Net Available Proceeds from any such Sale and Leaseback Transaction are applied in a manner consistent with the provisions described in Section 4.17.

Section 4.20. Additional Guarantees.

If the Company or any of its Subsidiaries shall acquire or create another Subsidiary, then, such newly acquired or created Subsidiary will be required to execute a Guarantee, in accordance with the terms of this Indenture, unless it has been designated as an Unrestricted Subsidiary.

Section 4.21. Change of Control.

Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to all Holders of Securities to purchase (a “Change of Control Offer”) all outstanding Securities and will purchase, on a business day not more than 60 days nor less than 30 days after the occurrence of the Change of Control (such purchase date being the “Change of Control Purchase Date”), all Securities properly tendered pursuant to such offer to purchase for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

In order to effect a Change of Control Offer, the Company shall within 30 days after the occurrence of the Change of Control mail to the Trustee, with an instruction to so distribute to each Holder, a copy of the Change of Control Offer. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until the close of business on the third Business Day prior to the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

(aaa) the date of such Change of Control and, briefly, the events causing such Change of Control;

(bbb) that the Change of Control Offer is being made pursuant to this Section 4.21 and that all Securities tendered in the Change of Control Offer will be accepted for payment;

(ccc) the Change of Control Purchase Price for each Security, the Change of Control Purchase Date, the last date on which the Change of Control Purchase Notice must be given, the date on which the Change of Control Offer expires and the names and addresses of any Paying Agent and the offices or agencies maintained by the Company for such purpose in The City of New York;

(ddd) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

(eee) that, unless the Company shall default in the payment of the Change of Control Purchase Price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

(fff) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day immediately preceding the Change of Control Purchase Date and, except in the case of a Global Security, must complete any form letter of transmittal (the “Change of Control Purchase Notice”) proposed by the Company and acceptable to the Trustee and the Paying Agent;

(ggg) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Purchase Date, a telex or facsimile transmission (confirmed by overnight delivery of the original thereof) or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

(hhh) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

(iii) the instructions that Holders must follow in order to tender their Securities and the procedures for withdrawing a Change in Control Purchase Notice; and

(jjj) the most recent annual and quarterly reports of the Company and the Subsidiary Guarantors filed with the Commission pursuant to the Exchange Act (or, if the Company and the Subsidiary Guarantors are not required to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.10), a description of material developments in the Company’s business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer, including, but not limited to, the events causing such Change of Control and the date such Change of Control is deemed to have occurred.

On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money in United States dollars, in immediately available funds, sufficient to pay the Change of Control Purchase Price of all Securities or portions thereof so tendered and accepted (including any Additional Amounts or Reimbursement Payments payable in respect thereof) and (iii) deliver to the Trustee the Securities so accepted together with an Officers’ Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly disburse or deliver to the Holders of Securities so accepted payment in an amount equal to such Change of Control Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of each Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations, in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.21, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.21 by virtue thereof.

For purposes of this Section 4.21, the Trustee shall act as Paying Agent.

Prior to the commencement of a Change of Control Offer, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to such Change of Control Offer have been complied with.

Section 4.22. Offer to Purchase with Excess Cash Flow.

(kkk) If the Company’s Excess Cash exceeds $10.0 million as of any February 28th (or in the case of a leap year, February 29th), beginning with February 29, 2012, the Company shall, within 120 days of such February 28th (or in the case of a leap year, February 29th) (the “Offer Date”), offer to purchase on a pro rata basis an aggregate principal amount of Securities equal to the Excess Cash Flow Offer Amount 30 days after the Offer Date at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (an “Excess Cash Flow Offer”); provided, that the Company will not be required to make an Excess Cash Flow Offer in accordance with this Section 4.22 if (x) the Company’s Secured Debt Ratio as of such February 28th (or in the case of a leap year, February 29th) did not exceed 3.0 to 1.0, (y) the Excess Cash Flow Offer Amount is less than $5.0 million (with any such lesser amount being carried forward and added to the Excess Cash Flow Offer Amount for purposes of determining whether the $5.0 million threshold has been met for any future Excess Cash Flow Offer) or (z) there is or, after giving effect to the Excess Cash Flow Offer, would be a default or event of default under the Revolving Credit Facility.

(lll) In the event of an Excess Cash Flow Offer pursuant to this Section 4.22, the Company shall purchase Securities tendered in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the Securities tendered exceeds the Excess Cash Flow Offer Amount allotted to its purchase, the Company shall select the Securities to be purchased on a pro rata basis but in round denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. Upon completion of an Excess Cash Flow Offer, the Company may apply any remaining Excess Cash Flow Offer Amount for any purpose otherwise permitted by this Indenture.

(mmm) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.22. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.22, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.22 by virtue of its compliance with such securities laws or regulations.

Section 4.23. Further Assurances; Costs and Indemnification; Reports. (a) Except as otherwise expressly permitted under any of the Indenture Documents, neither the Company nor any of its Subsidiaries will knowingly take or omit to take any action if such action or omission would materially impair the Liens in favor of the Notes Secured Parties, with respect to any material portion of the Notes Collateral. The Company shall, and shall cause each Subsidiary Guarantor to, at its own cost and expense, (F) execute and deliver all such agreements and instruments as may be necessary or as the Collateral Agent shall reasonably request to more fully or accurately describe the property intended to be Notes Collateral or the obligations intended to be secured by the Collateral Documents and (G) file any notice filings or other agreements or instruments as may be reasonably necessary under applicable law to cause the Collateral Requirement to be and remain satisfied (except as otherwise expressly provided in the Collateral Documents) and otherwise to perfect and maintain the perfection and priority of the Liens created by the Collateral Documents, subject to Permitted Liens.

(nnn) Without limiting the foregoing, the Company will bear and pay the amount of any and all out of pocket expenses, including transfer taxes and fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Collateral Documents, including such expenses as are incurred to preserve the value of the Notes Collateral or the validity, perfection, rank or value of any Lien granted by the Company under the Collateral Documents, (y) the collection, sale or other disposition of any Notes Collateral or (z) the exercise by the Collateral Agent of any of the rights or powers under the Collateral Documents.

(ooo) Each year, at the time of delivery of annual financial statements pursuant to Section 4.10, the Company shall deliver to the Collateral Agent an Opinion of Counsel to the extent required by and in accordance with Section 314(b) of the TIA.

Section 4.24. [Intentionally Omitted].

Section 4.25. Applicability of Certain Covenants if Securities Rated Investment Grade.

The obligation of the Company and its Subsidiaries to comply with the provisions in Sections 4.03, 4.04, 4.12, 4.14, 4.15, 4.17, 4.18 and 1.01(ppp)(iii) will be suspended (such suspended covenants, the “Suspended Covenants”) and cease to have any further effect from and after the first date when the Securities are rated with an Investment Grade Rating; provided, that if the Securities cease to have an Investment Grade Rating, then, from and after such time, the obligation of the Company and its Subsidiaries to comply with the Suspended Covenants shall be reinstated. Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under this Indenture upon reinstatement; provided that (1) with respect to Payments made after any such reinstatement, the amount of Restricted Payments made on or after the Issue Date shall be calculated as though the covenant set forth in Section 4.03 had been in effect during the entire period after such date; (2) all Indebtedness incurred during the suspension period shall be deemed to have been incurred as Existing Indebtedness; and (3) promptly, and in any event within 10 business days of such reinstatement, any Subsidiary that would have been required prior to such reinstatement to become a Subsidiary Guarantor (but for the suspension of such covenant) shall execute such supplemental indenture required by such covenant.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01. Mergers, Consolidations and Sale of Assets.

(ppp) The Company shall not, in a single transaction or a series of related transactions, (x) consolidate or merge with or into (other than a merger with a Wholly-Owned Subsidiary solely for the purpose of changing the Company’s jurisdiction of incorporation to one of the States of the United States), or sell, lease, convey or otherwise dispose of or assign all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole), or assign any of its obligations under the Securities or this Indenture, to any Person or (y) adopt a Plan of Liquidation unless, in the case of either (x) or (y):

(i) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Securities and this Indenture;

(ii) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (i) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing;

(iii) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (i) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, 6. the Company or the Successor, as the case may be, could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1.01(ss) or 7. the Consolidated Fixed Charge Coverage Ratio for the Company or the Successor, as the case may be, would not be less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transactions; and

(iv) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by amendment to its Guarantee confirmed that its Guarantee of the Securities shall apply to the obligations of the Company or the Successor under the Securities and this Indenture.

For purposes of this Section 1.01(ppp), any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

(qqq) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

(i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all of the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture, in form and substance satisfactory to the Trustee, under the Securities and this Indenture;

(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(iii) immediately after giving effect to such transaction the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1.01(ss).

(rrr) The Company shall give the Trustee an Officers’ Certificate and if a supplemental indenture is required, a legal opinion that any merger, consolidation, or sale of assets contemplated in this Section 5.01 complies with this Indenture.

Section 5.02. Successor Corporation Substituted.

Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the Successor formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company entering into or making such consolidation, merger, conveyance, lease or transfer under this Indenture and the Collateral Documents with the same effect as if such Successor had been named as the Company herein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Securities, the Collateral Documents and the Registration Rights Agreement. For all purposes of this Indenture and the Securities (including the provisions of this Article 5 and Article 4), Subsidiaries of any Successor will, upon such transaction or series of transactions, become Subsidiaries or Unrestricted Subsidiaries as provided pursuant to definition of Unrestricted Subsidiary and all Indebtedness, and all

Liens on property or assets, of the Company and the Subsidiaries immediately prior to such transaction or series of transactions will be deemed to have been incurred upon such transaction or series of transactions.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default.

The following are “Events of Default” under this Indenture:

(sss) failure by the Company to pay interest on any of the Securities when it becomes due and payable and the continuance on any such failure for 30 days; or

(ttt) failure by the Company to pay the principal or premium, if any, on any of the Securities when it becomes due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise; or

(uuu) the Company shall fail to comply with any of its agreements or covenants in Section 4.13, 4.17 or 4.21; or

(vvv) 8. failure by the Company to comply with any other covenant in this Indenture or any Collateral Document and continuance of such failure for 30 days after notice of such failure has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding or (A) a representation or warranty by the Company made or deemed made in this Indenture or any Collateral Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(www) failure by the Company or any of their Subsidiaries to make any payment when due after the expiration of any applicable grace period in respect of any Indebtedness of the Company or any of such Subsidiaries that has an aggregate outstanding principal amount of $10.0 million or more; or

(xxx) a default under any Indebtedness of either of the Company or any Subsidiary of a Company, whether such Indebtedness now exists or hereafter shall be created, if (1) such default results in the holder or holders of such Indebtedness causing the Indebtedness to become due prior to its stated maturity and (2) the outstanding principal amount of such Indebtedness, together with the outstanding principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregate $10.0 million or more at any one time; or

(yyy) one or more final judgments or orders that exceed $10.0 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; or

(zzz) except as permitted by this Indenture, any Guarantee ceases to be in full force and effect or any Subsidiary Guarantor repudiates its obligations under any Guarantee; or

(aaaa) the Company or any Subsidiary Guarantor (a) admits in writing its inability to pay its debts generally as they become due, (b) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (c) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (d) consents to the appointment of a Custodian (as defined below) of it or for substantially all of its property, (e) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (f) makes a general assignment for the benefit of its creditors or (g) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing;

(bbbb) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Subsidiary Guarantor in an involuntary case or proceeding under any Bankruptcy Law, which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of an Company or any Subsidiary Guarantor, (b) appoint a Custodian of the Company or a Subsidiary Guarantor or for substantially all of any of their property or (c) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(cccc)(i) any security interest created by any Collateral Document ceases to be in full force and effect and perfected to the extent, and with the priority, required by the terms of this Indenture and the Collateral Documents or (ii) any repudiation by the Company or any of the Subsidiaries of the Company of any of its obligations under any Collateral Document; provided that, in the case of clause (i), such cessation, individually or in the aggregate, results in Notes Collateral (other than securities, instruments or other possessory collateral that have been physically delivered by the Company or any Subsidiaries of the Company to the Collateral Agent that are no longer in its possession due to no fault of the Company or any Subsidiaries of the Company) having a Fair Market Value in excess of $10.0 million not being subject to a valid, perfected security interest.

For purposes of this Article 6, the term “Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

Section 6.02. Acceleration.

If an Event of Default (other than an Event of Default specified in Sections 1.01(aaaa) or 1.01(bbbb)) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25% in the aggregate principal amount of the Securities then outstanding by written notice to the Company and Trustee may declare all amounts owing under the Securities to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal amount of, premium, if any, and interest on the outstanding Securities shall immediately become due and payable. If an Event of Default specified in Sections 1.01(aaaa) or 1.01(bbbb) with respect to Company occurs and is continuing, then the principal amount of, premium, if any, and accrued interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may (and, at the direction of the Holders of a majority of the aggregate principal amount of outstanding Securities, subject to Section 1.01(wwww), shall) pursue any available remedy (or direct the Collateral Agent to pursue any available remedy) by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture, the Guarantees or any other Indenture Document.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee, or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

Subject to Sections 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities may on behalf of the Holders of all the Securities waive any past Defaults under this Indenture, except a Default in the payment of the principal of, premium, if any, or interest on any Security. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents upon which the Trustee may conclusively rely.

Section 6.05. Control by Majority.

The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder of Securities, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by it which is not inconsistent with such direction; and provided, further, that this provision shall not affect the rights of the Trustee set forth in Section 1.01(qqqq).

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion from the Company against any loss, liability, cost or expense it may incur resulting from taking such action or following such direction.

Section 6.06. Limitation on Suits.

A Holder of Securities may not pursue any remedy with respect to this Indenture, the Guarantees or the Securities unless:

(dddd) the Holder gives to the Trustee written notice of a continuing Event of Default;

(eeee) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(ffff) such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(gggg) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity or security; and

(hhhh) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder of Securities may not use this Indenture to prejudice the rights of another Holder of Securities or to obtain a preference or priority over such other Holder of Securities.

Section 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or premium, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 1.01(sss) or Section 1.01(ttt) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal, accrued interest and other amounts remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, legal fees, disbursements and advances of the Trustee, and its agents, nominees, custodians and counsel, and any other amounts due to the Trustee under Section 7.07) and the Holders of Securities allowed in any judicial proceedings relating to the Company and the Subsidiary Guarantors, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the compensation, expenses, legal fees, disbursements and advances of the Trustee and its agents, nominees, custodians and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Securities in any such proceeding.

Section 6.10. Priorities.

Any money or property collected by the Trustee pursuant to this Article 6, and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order:

(iiii) First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

(jjjj) Second: if the Holders of Securities are forced to proceed against the Company or a Subsidiary Guarantor or any other obligor on the Securities directly without the Trustee, to such Holders for their collection costs;

(kkkk) Third: to Holders of Securities for amounts due and unpaid on the Securities for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

(llll) Fourth: pro rata to 9. Holders of Securities for amounts due and unpaid on the Securities for principal, ratably, without preference or priority of any kind, according to amounts due and payable on the Securities for principal and 10. Specified Counterparties in respect of amounts due under Specified Hedging Obligations; and

(mmmm) Fifth: to the Company or the Subsidiary Guarantors, as their respective interests may appear.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of Securities pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

Section 6.12. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

If an Event of Default actually known to a Responsible Officer has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Securities, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it.

Except during the continuance of an Event of Default actually known to a Responsible Officer,

(nnnn) the Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(oooo) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of certificates or opinions specifically required by any provision herein to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(pppp) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (oooo) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05.

(qqqq) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders of Securities if it shall have grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(rrrr) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(ssss) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(tttt) The Trustee may act through its attorneys, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee appointed with due care.

(uuuu) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(vvvv) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(wwww) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(xxxx) The Trustee shall not be deemed to have notice or knowledge of any matter, including any Default or Event of Default, unless a Responsible Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Department and such notice references the Securities and this Indenture.

(yyyy) In the event that the Trustee is also acting as Paying Agent, Collateral Agent, Security Registrar or in any other capacity hereunder, the rights, privileges, protections, immunities and benefits afforded to the Trustee pursuant to this Indenture, including without limitation this Article 7, and including without limitation, its rights to be indemnified, shall also be afforded to such Paying Agent, Collateral Agent, Security Registrar or in such other capacity.

(zzzz) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(aaaaa) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(bbbbb) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(ccccc) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(ddddd) In connection with its execution and acting under the Intercreditor Agreement, each of the Trustee and the Collateral Agent shall be entitled to all rights, privileges, benefits, immunities, protections and indemnities provided to each of them hereunder.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may make loans to, accept deposits from or perform services for and may otherwise deal with either of the Company, any of their Subsidiaries or any of their respective Affiliates with the same rights it would have if it were not Trustee. However, the Trustee is subject to the provisions of Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer.

The Trustee (i) shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Collateral Documents, (ii) shall not be accountable for the Company’s use of the proceeds from the Securities and (iii) shall not be responsible for any statement of the Company or the Subsidiary Guarantors in this Indenture, the Securities or other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to and shall not be responsible for the effectiveness or adequacy of this Indenture. The Trustee shall not be responsible for independently ascertaining or maintaining such validity, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture.

In connection with this Indenture, in the event that the Collateral Agent is requested to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right to not follow such direction, to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. To the extent permitted under law, neither the Trustee nor the Collateral Agent will be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment. Neither the Trustee nor the Collateral Agent shall be responsible for any loss incurred by the Holders to the extent such losses result from the Collateral Agent’s refusal to take actions to acquire title or other actions that may result in it being considered an “owner or operator”.

Section 7.05. Notice of Default.

If a Default or an Event of Default occurs and is continuing and a Responsible Officer receives actual notice of such event, the Trustee shall mail to each Holder of Securities, as their names and addresses appear on the list of Holders of Securities described in Section 2.05, notice of the uncured Default or Event of Default within 30 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal amount, premium, if any, or interest on, any Security, including the failure to make payment on (A) any Change of Control Purchase Date pursuant to a Change of Control Offer, (B) any Offer Date pursuant to an Excess Cash Flow Offer or (C) any offer date pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders of Securities.

Section 7.06. Reports by Trustee to Holders.

This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

Within 60 days after each May 15 of each year beginning with 2011, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder of Securities a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

The Company shall notify a Responsible Officer of the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

Section 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time compensation as the Company and the Trustee agree in writing for its acceptance of this Indenture and its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all disbursements, expenses and advances (including fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as shall be determined to have been caused by the Trustee’s own gross negligence or willful misconduct. Such expenses shall include the reasonable compensation, legal fees, disbursements and expenses of the Trustee’s agents, accountants, experts, nominees, custodians and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 1.01(lllll) hereof.

The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee, its directors, officers and employees and each predecessor trustee for, and hold it harmless against, any loss, claim, damage, liability or expense (collectively, the “Claim”) incurred by the Trustee without gross negligence or willful misconduct on its or their part arising out of or in connection with the administration of this trust and the Trustee’s duties under this Indenture, including the reasonable expenses and attorneys’ fees of defending themselves against any claim of liability arising hereunder, including without limitation any Claim arising from any Environmental Liability related to the Company, its operations or properties. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company’s expense. The Company and the Subsidiary Guarantors need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld or delayed. The Company and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation shall be determined to have been caused by the gross negligence, bad faith or willful misconduct of the Trustee.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a senior Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, other than money held in trust to pay principal of and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 1.01(aaaa) or Section 1.01(bbbb) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company’s obligations under this Section 7.07 and said lien and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company’s obligations pursuant to Article 8, any rejection or termination under any Bankruptcy Law and the termination of this Indenture.

Section 7.08. Replacement of Trustee.

The Trustee may resign at any time (subject to the further provisions of this Section 7.08) by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the

Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company’s consent. The Company may remove the Trustee if:

(eeeee) the Trustee fails to comply with Section 7.10;

(fffff) the Trustee is adjudged a bankrupt or insolvent;

(ggggg) a receiver or other public officer takes charge of the Trustee or its property; or

(hhhhh) the Trustee becomes legally incapable of acting with respect to its duties hereunder.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of Securities of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture; provided, however, that no Trustee under this Indenture shall be liable for any act or omission of any successor Trustee. A successor Trustee shall mail notice of its succession to each Holder of Securities.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.07 upon such replacement or removal.

Section 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 7.12. Collateral Agent. (a) Each of the Company and the Trustee hereby appoints The Bank of New York Mellon Trust Company, N.A. to act as the collateral agent hereunder and under the Collateral Documents and the Intercreditor Agreement, with such powers, rights and obligations as are expressly delegated to the Collateral Agent by the terms of this Indenture and by the Collateral Documents and the Intercreditor Agreement. The Trustee may, from time to time, appoint another financial institution to act as Collateral Agent so long as such institution meets the requirements of Section 7.10. Each of the Collateral Agent and the Trustee, acting in its capacity as such and in executing the Intercreditor Agreement, shall both be entitled to all rights, remedies, benefits, privileges and indemnities provided to it under this Indenture.

(iiiii) Subject to the appointment and acceptance of a successor Collateral Agent as provided in this subsection, the Collateral Agent may resign at any time by notifying the Trustee and the Company. Upon any such resignation, the Company shall appoint a successor Collateral Agent (at the Company’s expense). If no successor shall have been so appointed by the Company and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Holders and the Trustee, appoint or petition a court at the expense of the Company to so appoint a successor Collateral Agent which shall meet the eligibility requirements of Section 7.10 and shall accept and comply in all material respects with the Collateral Documents and the Intercreditor Agreement. Upon a successor’s acceptance of its appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder and under the Collateral Documents and the Intercreditor Agreement, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the Collateral Documents and the Intercreditor Agreement.

(jjjjj) At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee copies of all Collateral Documents and the Intercreditor Agreement delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents or the Intercreditor Agreement.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01. Termination of Company’s Obligations.

(kkkkk) This Indenture shall cease to be of further effect (except that the Company’s obligations under Section 7.07 and the Trustee’s and Paying Agent’s obligations under Sections 8.03 and 8.04 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company have paid all sums payable hereunder.

(lllll) The Company, at its option, 11. will be discharged from any and all obligations with respect to the Securities (except for certain obligations of the Company to register the transfer or exchange of such Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and holding moneys for payment in trust) or 12. need not comply with the restricted covenants other than those specified in clause (mmmmm) below with respect to this Indenture, if the Company deposits with the Trustee, in trust, U.S. Legal Tender or U.S. Government Obligations or a combination thereof that, through the payment of interest and premium thereon and principal amount at maturity in respect thereof in accordance with their terms, will be sufficient to pay all the principal amount at maturity of and interest and premium on the Securities on the dates such payments are due in accordance with the terms of such Securities as well as the Trustee’s fees and expenses if the Company delivers to the Trustee:

(A) an Opinion of Counsel and in connection with a discharge pursuant to clause 11 above, a private letter ruling issued to the Company by the Internal Revenue Service (the “Service”), to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised;

(B) subject to certain customary qualifications, an Opinion of Counsel to the effect that funds so deposited will not be subject to avoidance under applicable Bankruptcy Law; and

(C) an Officers’ Certificate and an Opinion of Counsel to the effect that the Company has complied with all conditions precedent to the defeasance.

(mmmmm) Notwithstanding the foregoing, the Opinion of Counsel required by clause (lllll)(A) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year under arrangement satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. Immediately after such event, or after the expiration of the period of time referred to in the Opinion of Counsel referred to in clause (B) above, this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. However, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13, 4.01, 4.02 and 6.07 and Article 7 and the Company’s, the Trustee’s and Paying Agent’s obligations in Section 8.03 shall survive until the Securities are no longer outstanding. Thereafter, only the Company’s obligations in Section 7.07 and the Trustee’s and Paying Agent’s obligations in Sections 8.03 and 8.04 shall survive. Nothing contained in this Article 8 shall abrogate any of the rights, obligations or duties of the Trustee under this Indenture. After such irrevocable deposit made pursuant to this Section 1.01(lllll) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified above. In order to have money available on a payment date to pay principal amount of, premium, if any, or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the Company’s option.

Section 8.02. Application of Trust Money.

The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to

Section 1.01(lllll). It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal amount of, premium, if any, and interest on the Securities.

Section 8.03. Repayment to the Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon delivery of an Officer’s Certificate stating that such payment does not violate the terms of this Indenture any excess money or securities held by them or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor at any time.

The Trustee and the Paying Agent shall pay to the Company or any Subsidiary Guarantor, as the case may be, upon delivery of an Officer’s Certificate stating that such payment does not violate the terms of this Indenture any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.04. Indemnity for Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.05. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company’s and each Subsidiary Guarantor’s, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or the Subsidiary Guarantors, as the case may be, have made any payment of principal amount of, premium, if any, or interest on any Securities because of the reinstatement of their obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Without Consent of Holders.

The Company and the Subsidiary Guarantors (when authorized by Board Resolutions), the Trustee and the Collateral Agent, as applicable, together, may amend or supplement this Indenture, the Securities, the Collateral Documents, the Intercreditor Agreement and the Guarantees, without notice to or consent of any Securityholder,

(nnnnn) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not, in the opinion of the Company, adversely affect the rights of any Holder;

(ooooo) to evidence the succession in accordance with Article 5 hereof of another Person to a Company or a Subsidiary Guarantor and the assumption by any such successor of the covenants of a Company or a Subsidiary Guarantor herein and in the Securities or a Guarantee, as the case may be;

(ppppp) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(qqqqq) to provide for the issuance of Additional Securities in accordance with this Indenture;

(rrrrr) to mortgage, pledge or grant a security interest in favor of the Trustee or Collateral Agent as additional security for the payment and performance of obligations under this Indenture, the Securities, the Collateral Documents, the Intercreditor Agreement and the Guarantees;

(sssss) to provide for additional or supplemental Collateral Documents, to release the Notes Collateral when authorized by Section 10.05 and enter into non-disturbance and access agreements and to grant Liens on the Notes Collateral for the benefit of Specified Counterparties and of the holders of Additional Securities, in each case when permitted or required pursuant to this Indenture, the Intercreditor Agreement or the Collateral Documents;

(ttttt) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

(uuuuu) to add or release any Subsidiary Guarantor strictly in accordance with another provision of this Indenture expressly providing for such addition or release; or

(vvvvv) to make any other change that does not adversely affect the rights of any Holders of Securities hereunder or thereunder;

provided that each of the Company and the Subsidiary Guarantors party thereto has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

Section 9.02. With Consent of Holders.

(wwwww) Subject to Section 6.07, the Company and the Subsidiary Guarantors (when authorized by Board Resolutions), the Trustee and the Collateral Agent, as applicable, together, with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities voting together as a single class, may amend or supplement this Indenture, the Securities, the Collateral Documents, the Intercreditor Agreement or the Guarantees without notice to any other Holders of Securities. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities voting together as a single class may by written consent (which may include consents obtained in connection with a tender offer for Securities) waive any existing Default (other than any continuing Default or Event of Default in the payment of the principal amount of, premium, if any, or interest on Securities) under, or compliance by the Company with any provision of, this Indenture, the Collateral Documents or the Securities.

(xxxxx) Without the consent of each Holder of Securities affected no such amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

(i) change the principal amount of Securities;

(ii) reduce the rate or change the time for payment of interest, including default interest, on any Security;

(iii) reduce the principal amount of any Security;

(iv) change the Final Maturity Date of any Security, affect the terms of any scheduled payment of interest on or principal of the Securities, or alter the redemption provisions contained in this Indenture or the Securities in any manner adverse to any Holder;

(v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

(vi) make any changes in Section 6.04, 6.07 or this Section 9.02;

(vii) make the principal of, or the interest on any Security payable in money other than as provided for in this Indenture, the Securities and the Guarantees as in effect on the Issue Date;

(viii) make any changes in the provisions described in Section 4.21 or in the obligations of the Company to make a Net Proceeds Offer or an Excess Cash Flow Offer or the definitions related thereto that could adversely affect the rights of any Holder of the Securities;

(ix) take any action that would subordinate the Securities or the Guarantees to any other Indebtedness of the Company or any of its Subsidiaries, respectively, or otherwise affect the ranking of the Securities or the Guarantees; or

(x) reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to this Indenture.

(yyyyy) Subject to Section 6.07, with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holder or Holders of at least 66.7% in aggregate principal amount of the outstanding Securities voting together as a single class, the Company and the Collateral Agent may release all or substantially all of the Notes Collateral.

(zzzzz) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(aaaaaa) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03. Compliance with TIA.

From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Securities or the

Guarantees shall comply with the TIA as then in effect and to the extent applicable thereto.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder of Securities is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (x) of Section 1.01(xxxxx), in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05. Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.06. Trustee to Sign Amendments, Etc.

The Trustee may execute any amendment, supplement or waiver to any agreement authorized pursuant to this Article 9; provided that (i) the form of any amendment, supplement or waiver or permitted shall be satisfactory to the Trustee and (ii) the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects its own rights, duties or immunities under this Indenture or otherwise. The Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate of the Company each stating, in addition to the matters set forth in Section 12.05, that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company or the Subsidiary Guarantors, as the case may be, enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company, and the Trustee shall have a Lien under Section 7.07 for any such expense.

ARTICLE 10

SECURITY ARRANGEMENTS

Section 10.01. Security. 13. The Indenture Obligations of the Company are secured as provided in the Collateral Documents and will be secured by the Collateral Documents hereafter delivered as required or permitted by this Indenture.

(bbbbbb) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Collateral Documents and the Intercreditor Agreement, as the same may be amended from time to time pursuant to the provisions of this Indenture, the Intercreditor Agreement and the Collateral Documents.

(cccccc) As among the Holders, the Notes Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of differences in time of issuance, sale or otherwise, as security for the Indenture Obligations of the Company.

Section 10.02. Collateral Account. 14. The Company shall cause to be deposited in the Collateral Account, the Net Available Proceeds from any Asset Sale of any Notes Collateral. Amounts held in the Collateral Account may only be invested in Cash Equivalents and shall be invested at the written direction of the Company (or, in the absence of such direction, held uninvested in the Collateral Account).

(dddddd) In the absence of the continuation of an Event of Default, amounts held in the Collateral Account may be released to the Company only for use as expressly permitted by Section 1.01(xx) as certified to the Trustee in an Officers’ Certificate. Upon the occurrence of an Event of Default and in connection with any exercise of remedies under the Collateral Documents, the Trustee may apply any such funds in the Collateral Account in accordance with Section 6.10.

(eeeeee) Other than as set forth in Section 1.01(dddddd), the Company will be required to comply with the requirements of Section 10.05 before any Notes Collateral held in the Collateral Account may be released from the Lien of the Collateral Documents, provided that after complying with the requirements of Section 1.01(xx) such amounts may be released and used for any purpose not prohibited by this Indenture.

Section 10.03. Authorization of Actions to be Taken. 15. Each Holder, by accepting a Security, consents and agrees to the terms of the Intercreditor Agreement and the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Notes Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and appoints The Bank of New York Mellon Trust Company, N.A. as the Trustee and as the Collateral Agent, and each Holder directs the Collateral Agent and the Trustee, as applicable, to enter into the Collateral Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

(ffffff) Subject to the provisions of this Indenture (including without limitation Article 7) and the Intercreditor Agreement, the Collateral Agent will, at the written direction of the Trustee or the Holders of a majority in principal amount of the Securities then outstanding (as certified to by the Trustee), take the directed actions in order to:

(i) foreclose upon and take possession of all Notes Collateral pursuant to, or take any other action to enforce, the provisions of the Collateral Documents;

(ii) enforce any of the terms of the Intercreditor Agreement and the Collateral Documents to which the Trustee or the Collateral Agent is a party; or

(iii) collect and receive payment of all obligations in respect of the Indenture Documents.

Subject to the Intercreditor Agreement and Article 7, each of the Trustee and the Collateral Agent is authorized and empowered to institute and maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens on the Notes Collateral or the other rights under the Collateral Documents to which the Trustee or the Collateral Agent is a party or to prevent any impairment of Notes Collateral by any acts that may be unlawful or in violation of such Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Notes Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens or other rights under such Collateral Documents or hereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent.

Section 10.04. Determinations Relating to Collateral. Except for any consent, approval or action by the Trustee in the ordinary course of the performance of the Trustee’s duties under this Indenture or the Collateral Documents, in the event (i) the Trustee shall receive any written request from the Company or the Collateral Agent under any Collateral Document for consent or approval with respect to any matter or thing relating to any Notes Collateral or the Company’s obligations with respect thereto, (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Collateral Document any material performance or the delivery of any material instrument or (iii) the Trustee shall receive written notice of any nonperformance by the Company of any covenant or any breach of any representation or warranty of the Company set forth in any Collateral Document, then, in each such event, the Trustee shall be entitled, at the Company’s expense, to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond, to such request or render any requested performance or respond, or direct the Collateral Agent to respond, to such nonperformance or breach; provided that the Trustee’s right to direct the Collateral Agent to respond shall be subject to the terms of the Collateral Documents. Each of the Collateral Agent and the Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in principal amount of the outstanding Securities.

Section 10.05. Release of Liens.

(gggggg) The Liens on the Notes Collateral will be released:

(i) in whole, upon this Indenture ceasing to be in full force and effect following an election by the Company to exercise its defeasance option pursuant to Section 8.01 and upon the satisfaction of the Specified Hedging Obligations;

(ii) in whole, upon satisfaction and Discharge of the Secured Obligations;

(iii) in whole or in part, as to any property that constitutes all or substantially all of the Notes Collateral, with the written consent of the Holders of 66.7% in aggregate principal amount of the outstanding Securities voting together as a single class as set forth under Section 1.01(yyyyy);

(iv) in part, upon the consummation of any asset disposition permitted or not prohibited under the terms of this Indenture as to any property subject to such disposition that constitutes less than substantially all of the Notes Collateral securing the Secured Obligations; or

(v) in part, in accordance with Section 22 of the Mortgage.

provided that no Lien on any Notes Collateral shall be released under clauses (i)-(v) above if the Company or a Subsidiary sells or disposes of any assets constituting Notes Collateral to any Subsidiary or the Company.

Each of these releases shall be effected by the Collateral Agent, except in the case of clause (iii), without the consent of the Holders or any action on the part of the Trustee.

(hhhhhh) Upon delivery to the Trustee of an Officers’ Certificate requesting execution of an instrument confirming the release of the Liens pursuant to Section 10.05(a), accompanied by:

(i) an Opinion of Counsel confirming such release is permitted by Section 10.05(a); and

(ii) all instruments requested by the Company to effectuate or confirm such release.

the Trustee will, upon receipt of such Officers’ Certificate and instruments requested by the Company to effectuate or confirm such release, promptly execute and deliver such instruments.

(iiiiii) All instruments effectuating or confirming any release of any Liens will have the effect solely of releasing such Liens as to the Notes Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

(jjjjjj) The Company will bear and pay all costs and expenses associated with any release of Liens pursuant to this Section 10.05, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

(kkkkkk) Any release of Notes Collateral in accordance with the provisions of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture, and any engineer or appraiser may rely on this Section 1.01(kkkkkk) in delivering a certificate requesting release so long as all other provisions of this Indenture and the TIA (including, without limitation, Section 314(d) thereof) with respect to such release have been complied with.

(llllll) Upon any sale or transfer of Notes Collateral permitted or not prohibited under the terms of this Indenture, the security interest in and the Liens on such Notes Collateral securing the Secured Obligations shall automatically terminate; provided that no Lien on any Notes Collateral shall be released under this sentence if the Company or a Subsidiary sells or disposes of any assets constituting Notes Collateral to any Subsidiary or the Company. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Indenture to be sold be under any obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

Section 10.06. Specified Hedging Obligations.

(mmmmmm) Pursuant to the provisions of each Collateral Document, a Specified Hedging Obligation may be equally and ratably secured by all or any portion of the Notes Collateral so long as the Specified Counterparty to such Specified Hedging Obligation:

(i) certifies that it has received true and correct copies of this Indenture, the Collateral Documents and the Intercreditor Agreement;

(ii) agrees to be bound by the provisions of this Indenture (but solely to the extent such provisions relate to the Notes Collateral or the administration thereof), the Collateral Documents and the Intercreditor Agreement, in each case to the extent such provisions apply to the Holders; and

(iii) acknowledges and agrees that it shall have no rights (other than the right to receive its pro rata share of any Notes Collateral) under any Collateral Document, including, but not limited to, any rights with respect to such Specified Counterparty’s ability to (a) consent to any amendments, waivers or other modifications to any such Collateral Document, including any such amendment, waiver or other modification that would result in the release of all or substantially all of the Notes Collateral pursuant to Section 10.05 (except in connection with the payment in full of the Secured Obligations or the consummation of a Discharge), other than any such amendment, waiver or other modification that would result in such Specified Counterparty not being entitled to receive its pro rata distribution of any Notes Collateral or the proceeds thereof that are to be distributed to the Holders; and (b) direct the Collateral Agent to take or refrain from taking any action with respect to all or any portion of the Notes Collateral.

(nnnnnn) Upon the creation of a Specified Hedging Obligation in accordance with Section 1.01(mmmmmm), the Holders acknowledge and agree that, upon the exercise of any remedies pursuant to this Indenture or the Collateral Documents, they are only entitled to their ratable share of any payment with respect to the Notes Collateral.

ARTICLE 11

GUARANTEES

Section 11.01. Unconditional Guarantee.

Each Subsidiary Guarantor, jointly and severally, hereby fully and unconditionally guarantees (such guarantee to be referred to herein as a “Guarantee”) to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (A) the principal amount of, premium, if any, and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal and interest on any overdue interest, to the extent lawful, of the Securities and all other Obligations of the Company to the Holders of the Securities or the Trustee or the Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (B) in case of any extension of time of payment or renewal of any Securities or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (A) and (B) above, to the limitations set forth in Section 11.03. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be full and unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder of the Securities or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders of the Securities and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration against the Company in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

Section 11.02. Severability.

In case any provision of this Article 11 or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

Section 11.03. Limitation of Subsidiary Guarantors’ Liability.

It is the intention of all parties hereto that the guarantee by each Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, the Holders of Securities and each Subsidiary Guarantor incorporated in one of the States of the United States hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.04, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Section 11.04. Contribution.

In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Subsidiary Guarantor”) under its Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company’s obligations with respect to the Securities or any other Subsidiary Guarantor’s obligations with respect to its Guarantee. “Adjusted Net Assets” of such Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Subsidiary Guarantor under

Indebtedness subordinated to such Subsidiary Guarantor’s Guarantee)), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under its Guarantee, if any), excluding debt in respect of the Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

Section 11.05. Waiver of Subrogation.

Until all Guarantee Obligations are paid in full, each Subsidiary Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

Section 11.06. Execution of Guarantee.

To evidence its guarantee to the Holders of Securities set forth in this Article 11, each Subsidiary Guarantor hereby agrees to execute its Guarantee in substantially the form included in the Securities, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in this Article 11 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Subsidiary Guarantor by two Officers. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

Section 11.07. Waiver of Stay, Extension or Usury Laws.

Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 12

MISCELLANEOUS

Section 12.01. TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02. Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or any Subsidiary Guarantor:

United Refining Company 1

5 Bradley Street

Warren, Pennsylvania 16365

Attention: Myron L. Turfitt

Facsimile: (814) 723-4371

Telephone: (814) 726-4655

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th floor

Pittsburgh, PA 15259

Attention: Corporate Trust Division-Corporate Finance Unit

Facsimile: 412-234-7535

Telephone: 412-236-1196

Each of the Company, the Subsidiary Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Subsidiary Guarantors and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication mailed to a Holder of Securities shall be mailed to him by first-class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders of

Securities. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.03. Communications by Holders with Other Holders.

Holders of Securities may communicate pursuant to TIA § 312(b) with other Holders of Securities with respect to their rights under this Indenture, the Securities or the Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or a Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(oooooo) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(pppppp) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.08, shall include:

(qqqqqq) a statement that the person making such certificate or opinion has read such covenant or condition;

(rrrrrr) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(ssssss) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(tttttt) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 12.06. Rules by Trustee, Paying Agent, Registrar.

The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.07. Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on such payment date.

Section 12.08. Governing Law.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. Each of the parties hereto agrees to submit to the nonexclusive jurisdiction of the courts of the State of New York and the U.S. Federal Courts sitting in the City of New York for the purposes of any suit, action or proceeding arising out of or relating to this Indenture. The Company and the Subsidiary Guarantors hereby designate and appoint CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent to receive on its behalf service of all process in any proceedings in any court sitting in New York, New York, such service being hereby acknowledged by the Company and Subsidiary Guarantors to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company and Subsidiary Guarantors, at their respective address specified in Section 12.02 hereof, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Company and Subsidiary Guarantors refuses to accept service, the Company and Subsidiary Guarantors hereby agree that service upon them by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Trustee or the Collateral Agent to bring proceedings against the Company and Subsidiary Guarantors in the courts of any other jurisdiction.

Section 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. No Recourse Against Others.

A director, officer, employee, its direct or indirect stockholder or incorporator, as such, of the Company or any of its Subsidiaries, shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder of Securities by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 12.11. Successors.

All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Securities, the Collateral Documents and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12. Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 12.13. Severability.

In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.14. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.15. Waiver of Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

UNITED REFINING COMPANY

By:
Name:	John A. Catsimatidis
Title:	Chief Executive Officer

By:
Name:	James E. Murphy
Title:	Vice President, Finance and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:
Title:

IN WITNESS WHEREOF, each of the undersigned Subsidiary Guarantors has caused this Indenture to be duly executed as of this 8th day of March, 2011.

COUNTRY FAIR, INC.

By:
Name:	James E. Murphy
Title:	Vice President – Finance

By:
Name:	John R. Wagner
Title:	Vice President, General Counsel & Secretary

KIANTONE PIPELINE CORPORATION

By:
Name:	John A. Catsimatidis
Title:	Chief Executive Officer

By:
Name:	James E. Murphy
Title:	Vice President, Finance and Chief Financial Officer

KIANTONE PIPELINE COMPANY

By:
Name:	John A. Catsimatidis
Title:	President

By:
Name:	James E. Murphy
Title:	Vice President, Finance and Chief Financial Officer

UNITED JET CENTER, INC.

By:
Name:	John A. Catsimatidis
Title:	President

By:
Name:	John R. Wagner
Title:	Vice President, General Counsel & Secretary

UNITED REFINING COMPANY OF PENNSYLVANIA

By:
Name:	John A. Catsimatidis
Title:	Chief Executive Officer

By:
Name:	James E. Murphy
Title:	Vice President, Finance and Chief Financial Officer

KWIK-FILL CORPORATION

By:
Name:	John A. Catsimatidis
Title:	President

By:
Name:	James E. Murphy
Title:	Vice President, Finance and Chief Financial Officer

INDEPENDENT GASOLINE AND OIL COMPANY OF ROCHESTER, INC.

By:
Name:	John A. Catsimatidis
Title:	President

By:
Name:	James E. Murphy
Title:	Vice President, Finance and Chief Financial Officer

BELL OIL, CORP.

By:
Name:	James E. Murphy
Title:	Vice President, Finance and Chief Financial Officer

By:
Name:	John R. Wagner
Title:	Vice President, General Counsel & Secretary

P P C, INC.

By:
Name:	John A. Catsimatidis
Title:	President

By:
Name:	James E. Murphy
Title:	Vice President, Finance and Chief Financial Officer

SUPER TEST PETROLEUM, INC.

By:
Name:	John A. Catsimatidis
Title:	President

By:
Name:	James E. Murphy
Title:	Vice President, Finance and Chief Financial Officer

KWIK-FIL, INC.

By:
Name:	John A. Catsimatidis
Title:	President

By:
Name:	James E. Murphy
Title:	Vice President, Finance and Chief Financial Officer

VULCAN ASPHALT REFINING CORPORATION

By:
Name:	John A. Catsimatidis
Title:	President

By:
Name:	John R. Wagner
Title:	Vice President, General Counsel & Secretary

EXHIBIT A

[FORM OF SERIES A SECURITY]

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (IV) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (X) PURSUANT TO CLAUSE (II) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR PURSUANT TO CLAUSES (III) OR (IV), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT, AND (Y) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY

PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]1

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]2

[THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED SO LONG AS IT CONSTITUTES A “RESTRICTED SECURITY” AS DEFINED IN RULE 144 OF THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED HOWEVER THAT THE FOREGOING SHALL NOT APPLY TO ANY SALE TO THE EXTENT (I) THIS NOTE, WHEN SOLD, IS IN CERTIFICATED FORM, (II) THE PURCHASER AGREES IN WRITING TO COMPLY WITH THE PROVISIONS OF THIS LEGEND AND (III) THE SECURITIES SOLD CONTAIN A LEGEND IDENTICAL TO THIS LEGEND.]3

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE COMPANY AT: UNITED REFINING COMPANY, 15 BRADLEY STREET, WARREN, PENNSYLVANIA 16365, ATTENTION: MYRON L. TURFITT.

[1]	For Rule 144A Securities.

[2]	For Regulation S Securities.

[3]	For Affiliate Securities.

UNITED REFINING COMPANY

10.500% First Priority Senior Secured Notes due 2018, Series A

CUSIP No.: [            ]

ISIN: [            ]

No. [ ]	$[ ]

United Refining Company, a Pennsylvania corporation (the “Company”), for value received, hereby promises to pay to [            ], or its registered assigns, the principal sum of [            ] United States Dollars ($[            ]), on February 28, 2018.

Interest Rate: 10.500% per annum.

Interest Payment Dates: February 28 and August 31, commencing August 31, 2011

Record Dates: February 14 and August 14

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

UNITED REFINING COMPANY

By:
Name:
Title:

By:
Name:
Title:

This is one of the 10.500% First Priority Senior Secured Notes due 2018, Series A, described in the within–mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

UNITED REFINING COMPANY

10.500% First Priority Senior Secured Notes due 2018, Series A

1. Interest.

The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on February 28 and August 31 of each year (the “Interest Payment Date”), commencing August 31, 2011. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 8, 2011. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment.

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by wire transfer of U.S. Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3. Paying Agent and Registrar.

The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Registrar or co-Registrar without notice to the Holders; however, the Paying Agent shall always be the Trustee or any successor trustee, under the Indenture.

4. Indenture, Guarantees and Security.

The Company issued the Securities under an Indenture, dated as of March 8, 2011 (the “Indenture”), among the Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA, except as provided in the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company secured by Liens on the Notes Collateral pursuant to the Collateral Documents. The Company may issue Additional Securities under the Indenture subject to compliance with Section 4.04 thereof, unlimited in aggregate principal amount. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article 11 of the Indenture.

5. Redemption.

(a) Optional Redemption. The Securities will be redeemable, in whole or in part, at the Company’s option at any time or from time to time, prior to February 28, 2015, at the Make-Whole Price (as defined below), in accordance with the provisions of the Indenture.

“Make-Whole Price” means an amount equal to the greater of:

(1) 100% of the principal amount of the Securities to be redeemed; and

(2) as determined by an Independent Investment Banker, the sum of the present values of (a) the Redemption Price of the Securities at February 28 (as set forth below) and (b) the remaining scheduled payments of interest from the Redemption Date to February 28 (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date. Unless the Company defaults in payment of the Make-Whole Price, on and after the applicable Redemption Date, interest will cease to accrue on the Securities to be redeemed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having the maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee is given fewer than four such

Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means Credit Suisse Securities (USA) LLC and its successors, or, if Credit Suisse Securities (USA) LLC or its successors, if any, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealers” means Credit Suisse Securities (USA) LLC and three additional primary U.S. government securities dealers in New York City, (each a “Primary Treasury Dealer”) selected by the Company, and their respective successors (provided, however, that if Credit Suisse Securities (USA) LLC or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer in New York City, the Company shall substitute therefor another Primary Treasury Dealer).

“Reference Treasury Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before and after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after February 28, 2015, at the following Redemption Prices (expressed as percentages of principal amount), together with accrued and unpaid interest, if any, thereon to the Redemption Date, if redeemed during the 12-month period beginning February 28, 2015:

Year	Optional Redemption Price
February 28, 2015	105.250%
February 28, 2016	102.625%
February 28, 2017 and thereafter	100.000%

(b) Optional Redemption upon Public Equity Offering. Notwithstanding the foregoing clause (a), at any time prior to February 28, 2014, the Company may redeem up to 35% of the aggregate principal amount of the Securities with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 110.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date; provided that (a) at least 65% of the aggregate principal amount of the Securities remain outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

(c) Selection of Securities for Redemption. If less than all of the Securities are to be redeemed at any time, selection of the Securities to be redeemed will be made by the Trustee from among the outstanding Securities on a pro rata basis, by lot or by any other method permitted in the Indenture; provided that in the case of a redemption with the net cash proceeds of an Equity Offering pursuant to the immediately preceding paragraph, selection shall be made on a pro rata basis.

6. Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

7. Change of Control.

Upon the occurrence of a Change of Control, the Company is obligated to make an offer to all Holders of Securities to purchase all outstanding Securities and will purchase all Securities properly tendered pursuant to such offer to purchase for a cash price equal to 101% of the principal amount of the Securities, plus accrued and unpaid interest, if any, in the manner and with the effect provided in the Indenture.

8. Offer to Purchase with Excess Cash Flow.

If the Company’s Excess Cash exceeds $10.0 million as of any February 28th (or in the case of a leap year, February 29th), beginning with February 29, 2012, the Company is obligated to make an offer to purchase on a pro rata basis an aggregate principal amount of Securities equal to the Excess Cash Flow Offer Amount at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase in the manner and with the effect provided in the Indenture.

9. Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of U.S.$2,000 and integral multiples of U.S.$1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or fees required by law or as permitted by the Indenture without the prior consent of the Company. The Registrar need not (1) register the transfer of or exchange any Security or portions thereof selected for redemption, except the unredeemed portion of any Security being redeemed in part, (2) register the transfer of or exchange any Security during the period beginning 15 days before the making of the notice of redemption and ending on the day of such mailing or (3) register the transfer or exchange of a Security between a record date and the next succeeding Interest Payment Date.

10. Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

11. Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at their request. After that, all liability of the Trustee and Paying Agent with respect to such funds shall cease.

12. Discharge and Release of Notes Collateral.

The Company may be discharged from their obligations under the Indenture and the Securities except for certain provisions thereof, upon satisfaction of certain conditions specified in the Indenture.

With the consent (which may include consents obtained in connection with a tender offer or exchange offer for the Securities) of the Holders of 66.7% of the principal amount of the Securities then outstanding, the Company and the Trustee may release all or substantially all of the Notes Collateral.

13. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for securities) of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal amount of, premium, if any, or interest on the Securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for securities) of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the issuance of Additional Securities in accordance with the Indenture, to provide for the assumption of the Company’s obligations to Holders in the case of a merger or acquisition, to cause the Collateral Agent to enter into additional or supplemental Collateral Documents, to release the Notes Collateral and enter into non-disturbance and access agreements and to grant Liens on the Notes Collateral for the benefit of Specified Counterparties and of the Holders of Additional Securities, in each case when permitted or required by the Indenture or the Collateral Documents, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

Without the consent of each Holder affected, the Company and the Trustee may not: (i) change the principal amount of the Securities; (ii) reduce the rate or change the time of payment of interest, including default interest, on any Security; (iii) reduce the principal amount of any Security; (iv) change the Final Maturity Date of any Security, affect the terms of any scheduled payment of interest on or principal of the Securities, or alter the redemption provisions contained in the Indenture or the Securities in any manner adverse to any Holder; (v) make any change in the provisions of the Indenture protecting the right to each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default; (vi) make any changes to certain provisions of the Indenture in respect of waiver of past defaults, rights of Holders to receive payment or the right of Holders to consent to certain changes in the Indenture; (vii) make the principal of, or the interest on any Security payable in money other than as provided for in the Indenture, the Securities and the Guarantees as in effect on the Issue Date; (viii) make any changes in the provisions in the Indenture relating to Change of Control or in the Company’s obligations to make a Net Proceeds Offer or Excess Cash Flow Offer or the definitions related thereto that could adversely affect the rights of any holder of the Securities; (ix) take any action that would subordinate the Securities or the Guarantees to any other Indebtedness of the Company or the Indebtedness of any of the Subsidiaries, respectively, or otherwise affect the ranking of the Securities or the Guarantees; or (x) reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to the Indenture.

14. Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and their subsidiaries to make Restricted Payments, to incur Indebtedness, to create Liens, to take certain actions with respect to Kiantone Pipeline Corporation, to issue preferred or other Capital Stock of Subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of their assets, to engage in transactions with Affiliates or to take or omit to take any action that would materially impair the Liens with respect to any material portion of the Notes Collateral. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee on compliance with such limitations and is required to take certain actions as may be reasonably necessary under applicable law to perfect (and maintain the perfection and priority) the Liens created by the Collateral Documents, subject to Permitted Liens.

The obligation of the Company and its Subsidiaries to comply with certain covenants will be suspended and cease to have any further effect from and after the first date when the Securities are rated with an Investment Grade Rating, subject to reinstatement if the Securities cease to have an Investment Grade Rating in accordance with the terms of the Indenture.

15. Defaults and Remedies.

If an Event of Default occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all amounts owing under the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If an Event of Default results from bankruptcy, insolvency or reorganization involving the Company or any Subsidiary Guarantor, all outstanding Securities shall become immediately due and payable without any further action or notice. In certain cases, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive any past Defaults, except a Default in the payment of principal of, premium, if any, and interest on the Securities.

The Holders may not enforce the provisions of the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power; provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal of, premium, if any, or interest on the Securities if the Trustee determines that withholding such notice is in the Holders’ interest. The Trustee is not obligated to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

16. Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

17. No Recourse Against Others.

No director, officer, employee, direct or indirect stockholder or incorporator, as such, of the Company or any of their Subsidiaries, including but not limited to Parent and its stockholders, shall have any liability for any obligation of the Company under the Securities or the Indenture, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

18. Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP, ISIN or other similar numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21. Registration Rights.

Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall, subject to certain limitations, have the right to exchange this Series A Security for the Company’s 10.500% First Priority Senior Secured Notes due 2018, Series B (the “Series B Securities”), which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: United Refining Company, 15 Bradley Street, Warren, Pennsylvania 16365, Attention: Myron L. Turfitt.

GUARANTEE

The Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a “Subsidiary Guarantor,” which term includes any successor Person under the Indenture) have fully and unconditionally guaranteed on a senior unsecured basis (such guarantee by each Subsidiary Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal amount of, premium and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal amount and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 11 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No director, officer, employee, direct or indirect stockholder or incorporator, as such, of any Subsidiary Guarantor, including but not limited to Parent and its stockholders, shall have any liability for any obligations of the Subsidiary Guarantors under the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

COUNTRY FAIR, INC.

By:
Name:
Title:

By:
Name:
Title:

KIANTONE PIPELINE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

KIANTONE PIPELINE COMPANY

By:
Name:
Title:

By:
Name:
Title:

UNITED JET CENTER, INC.

By:
Name:
Title:

By:
Name:
Title:

UNITED REFINING COMPANY OF PENNSYLVANIA

By:
Name:
Title:

By:
Name:
Title:

KWIK-FILL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

INDEPENDENT GASOLINE AND OIL COMPANY OF ROCHESTER, INC.

By:
Name:
Title:

By:
Name:
Title:

BELL OIL CORP.

By:
Name:
Title:

By:
Name:
Title:

P P C, INC.

By:
Name:
Title:

By:
Name:
Title:

SUPER TEST PETROLEUM, INC.

By:
Name:
Title:

By:
Name:
Title:

KWIK-FIL, INC.

By:
Name:
Title:

By:
Name:
Title:

VULCAN ASPHALT REFINING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably
appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	_______________	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.17 or Section 4.21 of the Indenture, check the appropriate box:

Section 4.17 [            ] or Section 4.21 [            ]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.17 or Section 4.21 of the Indenture, state the amount: $

Dated:	_______________	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B

[FORM OF SERIES B SECURITY]

UNITED REFINING COMPANY

10.500% First Priority Senior Secured Notes due 2018, Series B

CUSIP No.: [            ]

ISIN: [            ]

No. [ ]	$[ ]

United Refining Company, a Pennsylvania corporation (the “Company”), for value received, hereby promises to pay to [            ], or its registered assigns, the principal sum of [                    ] United States Dollars ($[            ]), on February 28, 2018.

Interest Rate: 10.500% per annum.

Interest Payment Dates: February 28 and August 31, commencing August 31, 2011

Record Dates: February 14 and August 14

This Note was issued with original issue discount (“OID”) for U.S. federal income tax purposes. The issue price, amount of OID, issue date and yield to maturity of this Note may be obtained by writing to the Company at: United Refining Company, 15 Bradley Street, Warren, Pennsylvania 16365, Attention: Myron L. Turfitt.

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

UNITED REFINING COMPANY

By:
Name:
Title:

By:
Name:
Title:

This is one of the 10.500% First Priority Senior Secured Notes due 2018, Series B, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

UNITED REFINING COMPANY

10.500% First Priority Senior Secured Notes due 2018, Series B

1. Interest.

The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on February 28 and August 31 of each year (the “Interest Payment Date”), commencing August 31, 2011. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 8, 2011. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment.

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by wire transfer of U.S. Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3. Paying Agent and Registrar.

The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Registrar or co-Registrar without notice to the Holders; however, the Paying Agent shall always be the Trustee or any successor trustee, under the Indenture.

4. Indenture, Guarantees and Security.

The Company issued the Securities under an Indenture, dated as of March 8, 2011 (the “Indenture”), among the Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA, except as provided in the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company secured by Liens on the Notes Collateral pursuant to the Collateral Documents. The Company may issue Additional Securities under the Indenture subject to compliance with Section 4.04 thereof, unlimited in aggregate principal amount. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article 11 of the Indenture.

5. Redemption.

(a) Optional Redemption. The Securities will be redeemable, in whole or in part, at the Company’s option at any time or from time to time, prior to February 28, 2015, at the Make-Whole Price (as defined below), in accordance with the provisions of the Indenture.

“Make-Whole Price” means an amount equal to the greater of:

(1) 100% of the principal amount of the Securities to be redeemed; and

(2) as determined by an Independent Investment Banker, the sum of the present values of (a) the Redemption Price of the Securities at February 28 (as set forth below) and (b) the remaining scheduled payments of interest from the Redemption Date to February 28 (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date. Unless the Company defaults in payment of the Make-Whole Price, on and after the applicable Redemption Date, interest will cease to accrue on the Securities to be redeemed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having the maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee is given fewer than four such

Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means Credit Suisse Securities (USA) LLC and its successors, or, if Credit Suisse Securities (USA) LLC or its successors, if any, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealers” means Credit Suisse Securities (USA) LLC and three additional primary U.S. government securities dealers in New York City, (each a “Primary Treasury Dealer”) selected by the Company, and their respective successors (provided, however, that if Credit Suisse Securities (USA) LLC or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer in New York City, the Company shall substitute therefor another Primary Treasury Dealer).

“Reference Treasury Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before and after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after February 28, 2015, at the following Redemption Prices (expressed as percentages of principal amount), together with accrued and unpaid interest, if any, thereon to the Redemption Date, if redeemed during the 12-month period beginning February 28, 2015:

Year	Optional Redemption Price
February 28, 2015	105.250%
February 28, 2016	102.625%
February 28, 2017 and thereafter	100.000%

(b) Optional Redemption upon Public Equity Offering. Notwithstanding the foregoing clause (a), at any time prior to February 28, 2014, the Company may redeem up to 35% of the aggregate principal amount of the Securities with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 110.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date; provided that (a) at least 65% of the aggregate principal amount of the Securities remain outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

(c) Selection of Securities for Redemption. If less than all of the Securities are to be redeemed at any time, selection of the Securities to be redeemed will be made by the Trustee from among the outstanding Securities on a pro rata basis, by lot or by any other method permitted in the Indenture; provided that in the case of a redemption with the net cash proceeds of an Equity Offering pursuant to the immediately preceding paragraph, selection shall be made on a pro rata basis.

6. Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

7. Change of Control.

Upon the occurrence of a Change of Control, the Company is obligated to make an offer to all Holders of Securities to purchase all outstanding Securities and will purchase all Securities properly tendered pursuant to such offer to purchase for a cash price equal to 101% of the principal amount of the Securities, plus accrued and unpaid interest, if any, in the manner and with the effect provided in the Indenture.

8. Offer to Purchase with Excess Cash Flow.

If the Company’s Excess Cash exceeds $10.0 million as of any February 28th (or in the case of a leap year, February 29th), beginning with February 29, 2012, the Company is obligated to make an offer to purchase on a pro rata basis an aggregate principal amount of Securities equal to the Excess Cash Flow Offer Amount at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase in the manner and with the effect provided in the Indenture.

9. Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of U.S.$2,000 and integral multiples of U.S.$1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or fees required by law or as permitted by the Indenture without the prior consent of the Company. The Registrar need not (1) register the transfer of or exchange any Security or portions thereof selected for redemption, except the unredeemed portion of any Security being redeemed in part, (2) register the transfer of or exchange any Security during the period beginning 15 days before the making of the notice of redemption and ending on the day of such mailing or (3) register the transfer or exchange of a Security between a record date and the next succeeding Interest Payment Date.

10. Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

11. Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at their request. After that, all liability of the Trustee and Paying Agent with respect to such funds shall cease.

12. Discharge and Release of Notes Collateral.

The Company may be discharged from their obligations under the Indenture and the Securities except for certain provisions thereof, upon satisfaction of certain conditions specified in the Indenture.

With the consent (which may include consents obtained in connection with a tender offer or exchange offer for the Securities) of the Holders of 66.7% of the principal amount of the Securities then outstanding, the Company and the Trustee may release all or substantially all of the Notes Collateral.

13. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for securities) of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal amount of, premium, if any, or interest on the Securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for securities) of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the issuance of Additional Securities in accordance with the Indenture, to provide for the assumption of the Company’s obligations to Holders in the case of a merger or acquisition, to cause the Collateral Agent to enter into additional or supplemental Collateral Documents, to release the Notes Collateral and enter into non-disturbance and access agreements and to grant Liens on the Notes Collateral for the benefit of Specified Counterparties and of the Holders of Additional Securities, in each case when permitted or required by the Indenture or the Collateral Documents, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

Without the consent of each Holder affected, the Company and the Trustee may not: (i) change the principal amount of the Securities; (ii) reduce the rate or change the time of payment of interest, including default interest, on any Security; (iii) reduce the principal amount of any Security; (iv) change the Final Maturity Date of any Security, affect the terms of any scheduled payment of interest on or principal of the Securities, or alter the redemption provisions contained in the Indenture or the Securities in any manner adverse to any Holder; (v) make any change in the provisions of the Indenture protecting the right to each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default; (vi) make any changes to certain provisions of the Indenture in respect of waiver of past defaults, rights of Holders to receive payment or the right of Holders to consent to certain changes in the Indenture; (vii) make the principal of, or the interest on any Security payable in money other than as provided for in the Indenture, the Securities and the Guarantees as in effect on the Issue Date; (viii) make any changes in the provisions in the Indenture relating to Change of Control or in the Company’s obligations to make a Net Proceeds Offer or Excess Cash Flow Offer or the definitions related thereto that could adversely affect the rights of any holder of the Securities; (ix) take any action that would subordinate the Securities or the Guarantees to any other Indebtedness of the Company or the Indebtedness of any of the Subsidiaries, respectively, or otherwise affect the ranking of the Securities or the Guarantees; or (x) reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to the Indenture.

14. Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and their subsidiaries to make Restricted Payments, to incur Indebtedness, to create Liens, to take certain actions with respect to Kiantone Pipeline Corporation, to issue preferred or other Capital Stock of Subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of their assets, to engage in transactions with Affiliates or to take or omit to take any action that would materially impair the Liens with respect to any material portion of the Notes Collateral. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee on compliance with such limitations and is required to take certain actions as may be reasonably necessary under applicable law to perfect (and maintain the perfection and priority) the Liens created by the Collateral Documents, subject to Permitted Liens.

The obligation of the Company and its Subsidiaries to comply with certain covenants will be suspended and cease to have any further effect from and after the first date when the Securities are rated with an Investment Grade Rating, subject to reinstatement if the Securities cease to have an Investment Grade Rating in accordance with the terms of the Indenture.

15. Defaults and Remedies.

If an Event of Default occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all amounts owing under the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If an Event of Default results from bankruptcy, insolvency or reorganization involving the Company or any Subsidiary Guarantor, all outstanding Securities shall become immediately due and payable without any further action or notice. In certain cases, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive any past Defaults, except a Default in the payment of principal of, premium, if any, and interest on the Securities.

The Holders may not enforce the provisions of the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power; provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal of, premium, if any, or interest on the Securities if the Trustee determines that withholding such notice is in the Holders’ interest. The Trustee is not obligated to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

16. Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

17. No Recourse Against Others.

No director, officer, employee, direct or indirect stockholder or incorporator, as such, of the Company or any of their Subsidiaries, including but not limited to Parent and its stockholders, shall have any liability for any obligation of the Company under the Securities or the Indenture, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

18. Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP, ISIN or other similar numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

GUARANTEE

The Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a “Subsidiary Guarantor,” which term includes any successor Person under the Indenture) have fully and unconditionally guaranteed on a senior unsecured basis (such guarantee by each Subsidiary Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal amount of, premium and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal amount and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 11 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No director, officer, employee, direct or indirect stockholder or incorporator, as such, of any Subsidiary Guarantor, including but not limited to Parent and its stockholders, shall have any liability for any obligations of the Subsidiary Guarantors under the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

COUNTRY FAIR, INC.

By:
Name:
Title:

By:
Name:
Title:

KIANTONE PIPELINE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

KIANTONE PIPELINE COMPANY

By:
Name:
Title:

By:
Name:
Title:

UNITED JET CENTER, INC.

By:
Name:
Title:

By:
Name:
Title:

UNITED REFINING COMPANY OF PENNSYLVANIA

By:
Name:
Title:

By:
Name:
Title:

KWIK-FILL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

INDEPENDENT GASOLINE AND OIL COMPANY OF ROCHESTER, INC.

By:
Name:
Title:

By:
Name:
Title:

BELL OIL CORP.

By:
Name:
Title:

By:
Name:
Title:

P P C, INC.

By:
Name:
Title:

By:
Name:
Title:

SUPER TEST PETROLEUM, INC.

By:
Name:
Title:

By:
Name:
Title:

KWIK-FIL, INC.

By:
Name:
Title:

By:
Name:
Title:

VULCAN ASPHALT REFINING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:		Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.17 or Section 4.21 of the Indenture, check the appropriate box:

Section 4.17 [            ] or Section 4.21 [            ]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.17 or Section 4.21 of the Indenture, state the amount: $

Dated:		Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT C

FORM OF LEGEND FOR GLOBAL SECURITIES

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

C-1

EXHIBIT D

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF SECURITIES

Re:	10.500% First Priority Senior Secured Notes
due 2018, Series A (the “Securities”) of
United Refining Company (the “Company”)

This Certificate relates to $             principal amount of Securities held in the form of*              a beneficial interest in a Global Security or*              Physical Securities by              (the “Transferor”).

The Transferor:*

☐ has requested by written order that the Registrar deliver in exchange for its beneficial interest in a Global Security held by the Depository a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

☐ has requested the Registrar by written order to exchange or register the transfer of a Physical Security or Physical Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Securities does not require registration under the Securities Act of 1933, as amended (the “Act”) because*:

☐ Such Security is being acquired for the Transferor’s own account, without transfer (in satisfaction of (bb)(ii)(A) or (ee)(i) of the Indenture).

☐ Such Security is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Act), in reliance on Rule 144A.

☐ Such Security is being transferred to an institutional “accredited investor” (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

☐ Such Security is being transferred in reliance on Regulation S under the Act.

☐ Such Security is being transferred in accordance with Rule 144 under the Act.

☐ Such Security is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Act.

☐ Such Security was initially issued in certificated form to United Refining, Inc., an affiliate of the Company, and (i) the Security is being transferred in certificated form, (ii) the Security contains a legend to the effect that the Security may not be resold so long as it constitutes a “restricted security” as defined in Rule 144 of the Act (provided that it may transferred if these conditions (i)-(iii) are met) and (iii) the transferee has agreed in writing to comply with the terms of such legend set forth thereon.

[INSERT NAME OF TRANSFEROR]

By:
[Authorized Signatory]

Date:
* Check applicable box.

EXHIBIT E

Form of Certificate To Be

Delivered in Connection with

Transfers to Institutional Accredited Investors

                    ,

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, PA 15259

Re:	United Refining Company, Incorporated (the “Company”) Under the Indenture (the “Indenture”) relating to 10.500% First Priority Senior Secured Notes due 2018, Series A

Ladies and Gentlemen:

In connection with our proposed purchase of 10.500% First Priority Senior Secured Notes due 2018, Series A (the “Securities”), of the Company, we confirm that:

1. We have received such information as we deem necessary in order to make our investment decision.

2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Securities, that, prior to (x) the date which is two years after the later of the date of original issuance of the Securities and (y) such later date, if any, as may be required by applicable laws, the Securities may be offered, resold, pledged or otherwise transferred only (a) to the Company, (b) inside the United States to a Person whom we reasonably believe to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (c) inside the United States to a Person we reasonably believe to be an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to the Trustee a signed letter substantially in the form hereof, (d) outside the United States to Persons other than U.S. Persons in offshore transactions meeting the requirements of Rule 904 under Regulation S under the Securities Act, (e)

pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (f) pursuant to an effective registration statement under the Securities Act or (g) pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and we further agree to provide to any Person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

4. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company, such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

5. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
[Authorized Signatory]

Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:
Address:

Taxpayer ID Number:

EXHIBIT F

Form of Certificate To Be

Delivered in Connection

with Regulation S Transfers

                    ,

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, PA 15259

Re:	United Refining Company, Incorporated (the “Company”) 10.500% First Priority Senior Secured Notes due 2018, Series A (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Securities was not made to a Person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Securities.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
[Authorized Signatory]

Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:
Address:

Taxpayer ID Number:

EXHIBIT G

Form of Intercreditor Agreement

G-1

EXHIBIT H

Form of Mortgage

H-1

EXHIBIT I

Form of Security Agreement